Exhibit 10.1

EXECUTION VERSION
AMENDMENT NO. 8
(Ares Capital JB Funding LLC)

THIS AMENDMENT NO. 8, dated as of May 28, 2021 (this “Amendment”), is entered into by and among Ares Capital JB Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Ares Capital Corporation, as the servicer (together with its successors and assigns in such capacity, the “Servicer”) and as the transferor (together with its successors and assigns in such capacity, the “Transferor”), Sumitomo Mitsui Banking Corporation (“SMBC”), as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as a lender (together with its successors and assigns in such capacity, a “Lender”), Citizens Bank, N.A. (“Citizens Bank”), as a lender (together with its successors and assigns in such capacity, a “Lender”), Sumitomo Mitsui Trust Bank, Limited, New York Branch (“SuMi Trust”), as a lender (together with its successors and assigns in such capacity, a “Lender” and, together with SMBC and Citizens Bank, the “Lenders”), SMBC, as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”), and U.S. Bank National Association, as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”) and as the Bank (together with its successors and assigns in such capacity, the “Bank”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Loan and Servicing Agreement (as defined below).

R E C I T A L S
WHEREAS, the above-named parties have entered into the Loan and Servicing Agreement dated as of January 20, 2012 (such agreement as amended on September 14, 2012 by Omnibus Amendment No. 1, as amended on December 20, 2013 by Omnibus Amendment No. 2, as amended on June 30, 2015 by Omnibus Amendment No. 3, as amended by Omnibus Amendment No. 4 on August 24, 2017, as amended by Omnibus Amendment No. 5 on September 12, 2018, as amended by Omnibus Amendment No. 6 on September 10, 2019, as amended by Omnibus Amendment No. 7 on December 31, 2019 and as may be further amended, modified, supplemented or restated from time to time, the “Loan and Servicing Agreement”);

WHEREAS, pursuant to and in accordance with Section 11.01 of the Loan and Servicing Agreement, the parties hereto desire to amend the Loan and Servicing Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS.

(a)        The Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Exhibit A hereto.

(b)        The Exhibits to the Loan and Servicing Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Exhibit B hereto.

SECTION 2.        LOAN AND SERVICING AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Loan and Servicing Agreement are hereby ratified and shall remain in full force and effect. After this Amendment becomes effective, all references to the Loan and Servicing Agreement and corresponding references thereto or therein such as “hereof,” “herein,” or words of similar effect referring to the Loan and Servicing Agreement shall be deemed to mean the Loan and Servicing Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement other than as expressly set forth herein, and shall not constitute a novation of the Loan and Servicing Agreement.

SECTION 3.        REPRESENTATIONS.

Each of the Borrower, the Transferor and the Servicer, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i)        it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)        the execution, delivery and performance by it of this Amendment and the Loan and Servicing Agreement, as amended hereby, are within its powers, have been duly authorized, and do not contravene (A) its corporate charter/certificate of incorporation, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)        no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Loan and Servicing Agreement, as amended hereby, by or against it;

(iv)        this Amendment has been duly executed and delivered by it;

(v)        each of this Amendment and the Loan and Servicing Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi)        no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred and is continuing and the execution of this Amendment by the parties hereto will not result in the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event.
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SECTION 4. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon: (i) payment of the outstanding fees and disbursements of the Lenders; (ii) delivery of an opinion regarding corporate and enforceability matters and (iii) delivery of executed signature pages by all parties hereto to the Administrative Agent.

SECTION 5.        POST-CLOSING OBLIGATION

Within ten (10) Business Days after the date of this Amendment (or such later date to which the Administrative Agent may agree), the Borrower or Servicer shall deliver to the Administrative Agent opinions of the counsel for the Borrower, the Servicer and the Transferor, in form and substance reasonably satisfactory to the Administrative Agent, with respect to such matters as the Administrative Agent may reasonably request.

SECTION 6.        MISCELLANEOUS.

(a)        This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(b)        The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)        This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement.

(d)        The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Loan and Servicing Agreement.

(e)        Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)        This Amendment and the Loan and Servicing Agreement contain the final and complete integration of all prior expressions by the parties hereto only with respect to the
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matters expressly set forth herein and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. There are no unwritten oral agreements among the parties with respect to the matters set forth herein.

(g)        The provisions of Sections 11.08 and 11.09 of the Loan and Servicing Agreement are each incorporated by reference herein mutatis mutandis.

(h)        The Administrative Agent and the Lender hereby authorize, direct and consent to the execution of this Amendment by the Collateral Agent, the Collateral Custodian and the Bank.

(i)        THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:		ARES CAPITAL JB FUNDING LLC,
as the Borrower

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]
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THE SERVICER:		ARES CAPITAL CORPORATION,
as the Servicer

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]
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THE TRANSFEROR:		ARES CAPITAL CORPORATION,
as the Transferor

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Authorized Signatory

[SIGNATURES CONTINUED ON FOLLOWING PAGE]
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THE ADMINISTRATIVE AGENT:	SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent

	By:	/s/ Stephen Chan
	Name:	Stephen Chan
	Title:	Managing Director

LENDER:	SUMITOMO MITSUI BANKING CORPORATION, as a Lender

	By:	/s/ Stephen Chan
	Name:	Stephen Chan
	Title:	Managing Director

THE COLLATERAL AGENT:	SUMITOMO MITSUI BANKING CORPORATION, not in its individual capacity but solely as the Collateral Agent

	By:	/s/ Stephen Chan
	Name:	Stephen Chan
	Title:	Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]
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LENDER:	CITIZENS BANK, N.A., as a Lender

	By:	/s/ Kevin Kelly
	Name:	Kevin Kelly
	Title:	Managing Director

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LENDER:	SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH, as a Lender

	By:	/s/ Shuichi Kiyanagi
	Name:	Shuichi Kiyanagi
	Title:	Vice President

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THE COLLATERAL CUSTODIAN:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Collateral Custodian

	By:	/s/ Kenneth Brandt
	Name:	Kenneth Brandt
	Title:	Vice President

THE BANK:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as the Bank

	By:	/s/ Ralph J. Creasia, Jr.
	Name:	Ralph J. Creasia, Jr.
	Title:	Senior Vice President
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Exhibit A

CHANGED PAGES TO THE LOAN AND SERVICING AGREEMENT

(See attached)

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EXHIBIT A

EXECUTION VERSION
    Conformed through Omnibus Amendment No. ~~7~~8

Up to U.S. $1,000,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 20, 2012

By and Among

Ares Capital JB Funding LLC,
as the Borrower

and

ARES CAPITAL CORPORATION,
as the Servicer and as the Transferor

and

SUMITOMO MITSUI BANKING CORPORATION,
as the Administrative Agent and as the Collateral Agent

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

U.S. BANK NATIONAL ASSOCIATION,
as the Collateral Custodian and as the Bank

ARTICLE I. DEFINITIONS

SECTION 1.01 Certain Defined Terms	1
SECTION 1.02 Other Terms	~~46~~ 48
SECTION 1.03 Computation of Time Periods	~~47~~ 48
SECTION 1.04 Interpretation	~~47~~ 48
ARTICLE II. THE FACILITY

SECTION 2.01 Variable Funding Note and Advances	~~48~~ 49
SECTION 2.02 Procedure for Advances	~~49~~ 50
SECTION 2.03 Determination of Yield	~~51~~ 53
SECTION 2.04 Remittance Procedures	~~51~~ 53
SECTION 2.05 Instructions to the Bank	~~56~~ 57
SECTION 2.06 Borrowing Base Deficiency Payments	~~56~~ 58
SECTION 2.07 Substitution and Sale of Loan Assets; Affiliate Transactions	~~57~~ 59
SECTION 2.08 Payments and Computations, Etc	~~64~~ 66
SECTION 2.09 Fees	~~66~~ 67
SECTION 2.10 Increased Costs; Capital Adequacy	~~66~~ 67
SECTION 2.11 Taxes	~~67~~ 69
SECTION 2.12 Collateral Assignment of Agreements	~~70~~ 71
SECTION 2.13 Grant of a Security Interest	~~70~~ 72
SECTION 2.14 Evidence of Debt	~~71~~ 72
SECTION 2.15 Survival of Representations and Warranties	~~71~~ 72
SECTION 2.16 Release of Loan Assets	~~71~~ 72
SECTION 2.17 Treatment of Amounts Received by the Borrower	~~72~~ 73
SECTION 2.18 Prepayment; Termination	~~72~~ 73
SECTION 2.19 Extension of Stated Maturity Date and Reinvestment Period	~~73~~ 74
SECTION 2.20 Collections and Allocations	~~74~~ 75
SECTION 2.21 Reinvestment of Principal Collections	~~75~~ 76
SECTION 2.22 Sharing of Payments by Lenders	~~76~~ 77
SECTION 2.23 Defaulting Lenders	~~77~~ 78
SECTION 2.24 Benchmark Replacement	79

ARTICLE III. CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to Effectiveness	~~78~~ 81
SECTION 3.02 Conditions Precedent to All Advances	~~79~~ 82
SECTION 3.03 Advances Do Not Constitute a Waiver	~~82~~ 85
SECTION 3.04 Conditions to Transfers of Loan Assets	~~82~~ 85

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower	~~83~~ 86
SECTION 4.02 Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio	~~92~~ 95
SECTION 4.03 Representations and Warranties of the Servicer	~~93~~ 96
SECTION 4.04 Representations and Warranties of the Collateral Agent	~~97~~ 101
SECTION 4.05 Representations and Warranties of the ~~Lenders~~Lender	~~98~~ 101
SECTION 4.06 Representations and Warranties of the Collateral Custodian	~~98~~ 101
ARTICLE V. GENERAL COVENANTS

SECTION 5.01 Affirmative Covenants of the Borrower	~~99~~ 102
SECTION 5.02 Negative Covenants of the Borrower	~~106~~ 109
SECTION 5.03 Affirmative Covenants of the Servicer	~~110~~ 113
SECTION 5.04 Negative Covenants of the Servicer	~~115~~ 118
SECTION 5.05 Affirmative Covenants of the Collateral Agent	~~116~~ 119
SECTION 5.06 Negative Covenants of the Collateral Agent	~~116~~ 120
SECTION 5.07 Affirmative Covenants of the Collateral Custodian	~~116~~ 120
SECTION 5.08 Negative Covenants of the Collateral Custodian	~~117~~ 120
ARTICLE VI. ADMINISTRATION AND SERVICING OF CONTRACTS

SECTION 6.01 Appointment and Designation of the Servicer	~~117~~ 120
SECTION 6.02 Duties of the Servicer	~~119~~ 123
SECTION 6.03 Authorization of the Servicer	~~122~~ 125
SECTION 6.04 Collection of Payments; Accounts	~~122~~ 126
SECTION 6.05 Realization Upon Loan Assets	~~124~~ 127
SECTION 6.06 Servicing Compensation	~~125~~ 128
SECTION 6.07 Payment of Certain Expenses by Servicer	~~125~~ 128
SECTION 6.08 Reports to the Administrative Agent; Account Statements; Servicing Information	~~125~~ 129
SECTION 6.09 Annual Statement as to Compliance	~~127~~ 131
SECTION 6.10 Annual Independent Public Accountant’s Servicing Reports	~~128~~ 131
SECTION 6.11 The Servicer Not to Resign	~~128~~ 131
SECTION 6.12 Required Sale Date	~~128~~ 131
ARTICLE VII. EVENTS OF DEFAULT

SECTION 7.01 Events of Default	~~128~~ 131
SECTION 7.02 Additional Remedies of the Administrative Agent	~~132~~ 135

ARTICLE VIII. INDEMNIFICATION

SECTION 8.01 Indemnities by the Borrower	~~135~~ 138
SECTION 8.02 Indemnities by Servicer	~~138~~ 141
SECTION 8.03 Legal Proceedings	~~140~~ 143
SECTION 8.04 After-Tax Basis	~~141~~ 144

ARTICLE IX. THE ADMINISTRATIVE AGENT

SECTION 9.01 The Administrative Agent	~~141~~ 144
SECTION 9.02 Erroneous Payments	148

ARTICLE X. COLLATERAL AGENT

SECTION 10.01 Designation of Collateral Agent	~~145~~ 150
SECTION 10.02 Duties of Collateral Agent	~~146~~ 150
SECTION 10.03 Merger or Consolidation	~~148~~ 152
SECTION 10.04 Collateral Agent Compensation	~~148~~ 153
SECTION 10.05 Collateral Agent Removal	~~148~~ 153
SECTION 10.06 Limitation on Liability	~~148~~ 153
SECTION 10.07 Collateral Agent Resignation	~~150~~ 154

ARTICLE XI. MISCELLANEOUS

SECTION 11.01 Amendments and Waivers	~~150~~ 155
SECTION 11.02 Notices, Etc	~~152~~ 157
SECTION 11.03 No Waiver; Remedies	~~156~~ 160
SECTION 11.04 Binding Effect; Assignability; Multiple Lenders	~~156~~ 160
SECTION 11.05 Term of This Agreement	~~157~~ 161
SECTION 11.06 GOVERNING LAW; JURY WAIVER	~~157~~ 161
SECTION 11.07 USA PATRIOT Act	~~157~~ 162
SECTION 11.08 Costs, Expenses and Taxes	~~158~~ 162
SECTION 11.09 No Proceedings	~~158~~ 163
SECTION 11.10 Recourse Against Certain Parties	~~159~~ 163
SECTION 11.11 Execution in Counterparts; Severability; Integration	~~160~~ 164
SECTION 11.12 Consent to Jurisdiction; Service of Process	~~160~~ 164
SECTION 11.13 Characterization of Conveyances Pursuant to the Purchase and Sale Agreement	~~161~~ 165
SECTION 11.14 Confidentiality	~~162~~ 166
SECTION 11.15 Non-Confidentiality of Tax Treatment	~~163~~ 167
SECTION 11.16 Waiver of Set Off	~~163~~ 168
SECTION 11.17 Headings and Exhibits	~~163~~ 168
SECTION 11.18 Breaches of Representations, Warranties and Covenants	~~164~~ 168
SECTION 11.19 Delivery of Termination Statements, Releases, etc	~~164~~ 168

ARTICLE XII. COLLATERAL CUSTODIAN

SECTION 12.01 Designation of Collateral Custodian	~~164~~ 168
SECTION 12.02 Duties of Collateral Custodian	~~164~~ 169
SECTION 12.03 Merger or Consolidation	~~167~~ 172
SECTION 12.04 Collateral Custodian Compensation	~~168~~ 172
SECTION 12.05 Collateral Custodian Removal	~~168~~ 172
SECTION 12.06 Limitation on Liability	~~168~~ 173
SECTION 12.07 Collateral Custodian Resignation	~~170~~ 175
SECTION 12.08 Release of Documents	~~170~~ 175
SECTION 12.09 Return of Required Loan Documents	~~171~~ 176
SECTION 12.10 Access to Certain Documentation and Information Regarding the Collateral Portfolio; Audits of Servicer	~~171~~ 176
SECTION 12.11 Custodian as Agent of Collateral Agent	~~172~~ 177

LIST OF SCHEDULES AND EXHIBITS
ANNEXES

ANNEX A	Commitments

SCHEDULES

SCHEDULE I	Conditions Precedent Documents
SCHEDULE II	Prior Names, Tradenames, Fictitious Names and “Doing Business As” Names
SCHEDULE III	Eligibility Criteria
SCHEDULE IV	Agreed-Upon Procedures For Independent Public Accountants
SCHEDULE V	Loan Asset Schedule
SCHEDULE VI	Advance Funding Account – Wire Instructions
SCHEDULE VII	GICS Industry Classifications

EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Disbursement Request
EXHIBIT D	Form of Joinder Supplement
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT G	Form of Notice of Reduction (Reduction of Maximum Facility Amount)
EXHIBIT H	Form of Variable Funding Note
EXHIBIT I	Form of Notice and Request for Consent
EXHIBIT J	Form of Servicing Report
EXHIBIT K	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT L	Form of Release of Required Loan Documents
EXHIBIT M	Form of Assignment and Acceptance
EXHIBIT N	Form of Power of Attorney for Servicer
EXHIBIT O	Form of Power of Attorney for Borrower
EXHIBIT P	Form of Servicer’s Certificate (Loan Asset Register)
EXHIBIT Q	Form of Conversion Notice

This LOAN AND SERVICING AGREEMENT is made as of January 20, 2012, by and among:
(1)ARES CAPITAL JB FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);
(2)ARES CAPITAL CORPORATION, a Maryland corporation, as the Servicer (as defined herein) and as the Transferor (as defined herein);
(3)SUMITOMO MITSUI BANKING CORPORATION, a Japanese banking corporation, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”);
(4)THE LENDERS FROM TIME TO TIME PARTY HERETO (individually or collectively, as the context may require, “Lender”); and
(4) U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as the Bank (as defined herein) and as the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).
PRELIMINARY STATEMENTS
WHEREAS, the Lender has agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Borrowing Base;
WHEREAS, the proceeds of the Advances will be used (a) to finance the Borrower’s purchase, on a “true sale” basis, of Eligible Loan Assets from the Transferor pursuant to the Purchase and Sale Agreement, with such Eligible Loan Assets to be approved by the Administrative Agent, (b) to fund the Unfunded Exposure Account and (c) to distribute such proceeds to the Borrower’s parent.
NOW THEREFORE, based upon the foregoing Preliminary Statements, the parties agree as follows:
ARTICLE I.
DEFINITIONS
SECTION 1.01 Certain Defined Terms-.
(a)Certain capitalized terms used throughout this Agreement are defined above or in this Section LOL
(b)As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the

“Applicable Spread” means as of any date of determination, (a) with respect to any rate based on ~~LIBOR~~the Benchmark or One Day Advance ~~LIBOR~~Benchmark, (i) if the Average Advances Outstanding are greater than 50% of the Aggregate Commitments, 1.75% per annum and (ii) if Average Advances Outstanding are less than or equal to 50% of the Aggregate Commitments, 2.00% per annum and (b) with respect to any rate based on the Base Rate, (i) if Average Advances Outstanding are greater than 50% of the Aggregate Commitments, 0.75% per annum and (ii) if Average Advances Outstanding are less than or equal to 50% of the Aggregate Commitments, 1.00% per annum', provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be 4.00% per annum.
“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Administrative Agent, in its sole discretion, of the conveyance of such Eligible Loan Asset by the Transferor to the Borrower pursuant to the terms of the Purchase and Sale Agreement and the Loan Assignment by which the Transferor effects such conveyance.
“Approved Valuation Firm” shall mean (a) each of (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp, and (iv) Valuation Research Corporation, and (b) any other nationally recognized valuation firm approved by each of the Borrower and the Administrative Agent in their sole reasonable discretion.
“Ares” means Ares Capital Corporation.
^A~~r~~e~~s Comp~~e~~titor” has th~~e ~~m~~e~~aning s~~e~~t forth in~~ e~~ach L~~e~~nd~~e~~r F~~ee ~~L~~e~~tt~~e~~r.~~
“Ares ~~LIBOR~~Benchmark Rate” means, with respect to any Loan Asset, the definition of “LIBOR Rate”, “Benchmark” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “LIBOR Rate”, “Benchmark” or such comparable definition is not defined in such Loan Agreement, the rate per annum appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time for such day; provided that if such day is not a Business Day, the immediately preceding Business Day, as the rate for Dollar deposits with a one-month, a two-month or a three-month maturity, as applicable, as and when determined in accordance with the applicable Loan Agreement.
“Ares Competitor” has the meaning set forth in each Lender Fee Letter.
“Ares Prime Rate” means, with respect to any Loan Asset, the definition of “Prime Rate” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Prime Rate” or such comparable definition is not defined in such Loan Agreement, the rate designated by certain reference lenders in the applicable Loan Agreement from time to time as its prime rate in the United States, such rate to change as and when the

(e)The Assigned Value of any Defaulted Loan Asset may be increased in the reasonable discretion of the Administrative Agent upon (I) the cure of the Value Adjustment Event that gave rise to the Defaulted Loan Asset and (II) the written request of the Borrower.
(f)The Administrative Agent shall promptly notify the Servicer of any change effected by the Administrative Agent of the Assigned Value of any Loan Asset.
“Assignment and Acceptance” has the meaning assigned to that term in Section 11.04(a).
“Available Collections” means all cash collections and other cash proceeds actually received with respect to any Loan Asset, including without limitation all Principal Collections, all Interest Collections, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Borrower or the Servicer with respect to any Underlying Collateral (including from any guarantors), all other amounts on deposit in the Collection Account from time to time, and all proceeds of Permitted Investments with respect to the Controlled Accounts; provided that, for the avoidance of doubt, “Available Collections” shall not include amounts on deposit in the Unfunded Exposure Account which do not represent proceeds of Permitted Investments.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such determination date.
“Average Advances Outstanding” means the sum of the aggregate outstanding principal amount of the Advances Outstanding on each day during the relevant Remittance Period divided by the total number of days in such Remittance Period.
“Bank” means U.S. Bank, in its capacity as the “Bank” pursuant to the Control Agreement.
“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.
“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:
(a)a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets or any similar action with respect to such Person, in each case, under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b)such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under any Bankruptcy Laws, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing.
“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.
“Base Rate” means, on any date, a fluctuating per annum interest rate equal to the greater of (a) the Prime Rate and (b) the Federal Funds Rate plus 0.50%.
“Base Rate Advance” means any Advance (a) made in accordance with Section 2.02(b) that bears interest based on Base Rate, or (b) converted into an Advance in accordance with Section 2.02(c) that bears interest based on Base Rate, in either case during each period from and including any date such Advance is made or converted to but excluding the first subsequent date on which such Advance is converted into a ~~LIBOR~~Benchmark Advance or a One Day Advance in accordance with Section 2.02(c) or repaid.
“Base Rate Advances Outstanding” means, at any time, the outstanding Base Rate Advances.
“Base Rate Conversion Date” means, with respect to any Advance, the Business Day on which such Advance was, or is to be, converted from a ~~LIBOR~~Benchmark Advance or a One Day Advance to a Base Rate Advance.
“Base Rate Yield Rate” means, as of any date of determination, an interest rate per annum equal to the Base Rate for such date plus the Applicable Spread.
“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.24, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced the prior Benchmark. Any reference in this Agreement to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Advance” means (i) any Advance made as a Benchmark Advance in accordance with Section 2.02(b) and (ii) any Advance converted from a Base Rate Advance to a Benchmark Advance in accordance with Section 2.02(c).

“Benchmark Advances Outstanding” means, at any time, the outstanding Benchmark Advances.
“Benchmark Conversion Date” means, with respect to any Advance, the Business Day on which such Advance was, or is to be, converted from a Base Rate Advance or a One Day Advance to a Benchmark Advance.
“Benchmark Replacement” means, for any Available Tenor:
(i)for purposes of Section 2.24(a), the first alternative set forth below that can be determined by the Administrative Agent:
(A)the sum of (1) Term SOFR and (2) 0.11448% for an Available Tenor of one-month’s duration, 0.26161% for an Available Tenor of three-months’ duration, and 0.42826% for an Available Tenor of six-months’ duration, or
(B)the sum of (1) Daily Simple SOFR and (2) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR-based rate payable on a monthly basis; and
(ii)for purposes of Section 2.24(b), the sum of (a) the alternative benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S, dollar-denominated syndicated credit facilities at such time;
provided that, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the date that is thirty (30) days following delivery of the Term SOFR Notice, the “Benchmark Replacement” shall revert to and shall be deemed to be the Benchmark as set forth in clause (i)(A) of this definition; provided, further, that, if the Benchmark Replacement as determined pursuant to clause (i) or (ii) above would be less than zero, the Benchmark Replacement will be deemed to be the zero for the purposes of this Agreement and the other Transaction Documents.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters, any of which, for the avoidance of doubt, may be different for One Day Advances than Advances which are not One Day Advances) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Benchmark Yield” means, for any Benchmark Advances Outstanding, and any Interest Period for each such Benchmark Advance, the sum of the amounts determined for each day in such Interest Period in accordance with the following formula:
YRxB
D
where:    YR =    the Benchmark Yield Rate applicable to such
Benchmark Advance during such Interest Period;
B    =    the outstanding principal amount of such
Benchmark Advance on such day; and
2    =    360;
“Benchmark Yield Rate” means, for any Benchmark Advance, as of any date of determination during any Interest Period applicable to such Benchmark Advance, an interest rate per annum equal to the Benchmark for such Benchmark Advance during such Interest Period plus the Applicable Spread; provided that, if the then-current
Benchmark is LIBOR and the Administrative Agent determines that a Eurodollar Disruption Event has occurred, at the election of the Administrative Agent, the Benchmark

Yield Rate shall be equal to the Base Rate plus the Applicable Spread until the Administrative Agent determines that such Eurodollar Disruption Event has ceased, at which time the Benchmark Yield Rate shall again be equal to the Benchmark for such Benchmark Advance for such date plus the Applicable Spread.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrower” has the meaning assigned to that term in the preamble hereto.
“Borrowing Base” means, as of any date of determination, an amount equal to the lesser of
(a)the aggregate sum of (i) for each Eligible Loan Asset as of such date, the aggregate sum of the product of (A) the Applicable Percentage for each such Eligible Loan Asset as of such date and (B) the aggregate Adjusted Borrowing Value of such Eligible Loan Asset as of such date plus (ii) the amount on deposit in the Principal Collection Account as of such date plus (iii) the amount on deposit in the Unfunded Exposure Account minus the Unfunded Exposure Equity Amount as of such date; and
(b)(i) the Maximum Facility Amount minus (ii) the Unfunded Exposure Amount plus (iii) amounts on deposit in the Unfunded Exposure Account;
provided that, for the avoidance of doubt, any Loan Asset (or, if applicable, any portion thereof representing the Excess Concentration Amount for such Loan Asset) which at any time is no longer an Eligible Loan Asset shall not be included in the calculation of “Borrowing Base”.
“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit B hereto, prepared by the Servicer.
“Borrowing Base Deficiency” means, as of any date of determination, the extent to which the aggregate Advances Outstanding on such date exceeds the Borrowing Base.
“Breakage Fee” means, for Advances which are repaid (in whole or in part) on any date other than a Payment Date, the breakage cost, if any, related to such repayment, it hereby being understood that the amount of any loss, costs or expense payable by the Borrower to any Lender as a Breakage Fee shall be determined in the respective Lender’s reasonable discretion based upon the assumption that such Lender is funding its loan commitment in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.
“Business Day” means a day of the year other than (a) Saturday or a Sunday or (b) any other day on which commercial banks in New York, New York or any United States city in which the offices of the Collateral Agent, the Collateral Custodian or the Bank are located and are authorized or required by Applicable Law, regulation or executive order to close; provided that, if any determination of a Business Day shall relate to a ~~LIBOR~~Benchmark Advance or a One Day Advance, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market. For the avoidance of doubt, if the offices of the Collateral Agent, the Collateral Custodian or the Bank in any United States city are authorized by Applicable Law, regulation or executive order to close but remain open, such day shall not be a “Business Day”.
“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change of Control” shall be deemed to have occurred if any of the following occur:
(a)the Management Agreement shall fail to be in full force and effect;
(b)the creation or imposition of any Lien (other than the JPM Lien) on any limited liability company membership interest in the Borrower;
(c)the failure by Ares to own, directly and beneficially, 100% of the limited liability company membership interests in the Borrower; or
(d)the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, Ares.
“Closing Date” means January 20, 2012.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral Agent” has the meaning assigned to that term in the preamble hereto.
“Collateral Agent Expenses” means all accrued and unpaid expenses (including reasonable attorneys' fees, costs and expenses) and indemnity amounts payable by the Borrower to the Collateral Agent under the Transaction Documents.
“Collateral Agent Fee Letter” means any fee letter agreement entered into by and among the Borrower, the Servicer, the Administrative Agent and the Collateral Agent in connection with the Collateral Agent Fees and the Collateral Agent Expenses contemplated by this Agreement, as such letter may be amended, restated, supplemented, modified, waived and/or replaced from time to time.
“Collateral Agent Fees” means the fees payable to the Collateral Agent on each Payment Date in arrears for each Remittance Period, in an amount not to exceed the sum of the
(b)the maximum aggregate Adjusted Borrowing Value of all Eligible Loan Assets (exclusive of Accreted Interest) with respect to a single obligor may not exceed 6.0% of the Maximum Facility Amount, except that the maximum aggregate Adjusted Borrowing Value sum of the product of (A) the Outstanding Balance of all Eligible Loan Assets (exclusive of Accreted Interest) and (B) the Assigned Value of all Eligible Loan Assets with respect to up to two obligors may each be up to 7.0% of the Maximum Facility Amount, except that the maximum aggregate sum of the product of (A) the Outstanding Balance of all Eligible Loan Assets (exclusive of Accreted Interest) and (B) the Assigned Value of all Eligible Loan Assets with respect to up to two obligors may each be up to 8.0% of the Maximum Facility Amount;
(c)the aggregate Adjusted Borrowing Value of obligors that are in a single industry category, may not exceed 15% of the aggregate Adjusted Borrowing Value, except that the aggregate Adjusted Borrowing Value of all Eligible Loan Assets of obligors (i) that are in a single Industry Category may be up to 25% of the aggregate Adjusted Borrowing Value and (ii) that are in a single additional Industry Category may be up to 20% of the aggregate Adjusted Borrowing Value;
(d)the aggregate Adjusted Borrowing Value of all Eligible Loan Assets consisting of each of the First Lien Last Out Loan Assets and Second Lien Loan Assets will not exceed, in the aggregate, 20% of the Adjusted Borrowing Value; provided that in no event shall Second Lien Loan Assets exceed 15% of the aggregate Adjusted Borrowing Value; provided, further, that Second Lien Loan Assets of at most 10% of aggregate Adjusted Borrowing Value may have EBITDA of less than $50,000,000 as of the related Cut-off Date.
“Control Agreement” means that certain account control agreement, dated as of the date hereof, by and among the Borrower, the Servicer, the Collateral Agent and U.S. Bank, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.
“Controlled Accounts” means the Collection Account and the Unfunded Exposure Account.
“Conversion Notice” means, with respect to any Advance, the written notice, in substantially the form attached hereto as Exhibit Q, evidencing the request of the Borrower to the Administrative Agent to convert such Advance from a Base Rate Advance into a ~~LIBOR~~Benchmark Advance, from a ~~LIBOR~~Benchmark Advance into a Base Rate Advance or from a One Day Advance into a Base Rate Advance or a ~~LIBOR~~Benchmark Advance, as applicable.
“Cut-Off Date” means, with respect to each Loan Asset, the date such Loan Asset is transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement. Notwithstanding the above, for purposes of clauses (e), (f) and (g) of the definition of “Value Adjustment Event,” the Cut-off Date shall be the Determination Date occurring in September 2019.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Defaulted Loan Asset” means a Loan Asset which has become subject to a Value Adjustment Event of the type described in clauses (a) or (c) of the definition thereof; provided that if the Value Adjustment Event which gave rise to a Defaulted Loan Asset is cured, the Borrower may submit such Loan Asset for review by the Administrative Agent (in its sole discretion) for the purpose of re-classifying such Loan Asset as a Loan Asset which is no longer a Defaulted Loan Asset.
“Defaulting Lender” means, subject to Section 2.23(b), any Lender that (a) has failed to (i) fund all or any portion of its Advances within two (2) Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, examiner, liquidator, provisional liquidator, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent (in consultation with Borrower) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.
“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates to occur within one year of the initial funding of such Loan Asset but which, once all such installments have been made, has the characteristics of a Term Loan Asset.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Designated Sale Proceeds” means Principal Collections received during the Reinvestment Period in connection with discretionary sales pursuant to Section 2.07(b) or Optional Sales pursuant to Section 2.07(c) designated to be applied to reduce Advances Outstanding in accordance with Section 2.04(b) or Section 2.04(c).
“Determination Date” means, with respect to each Payment Date, the last day of the prior calendar month.
“Disbursement Request” means a disbursement request from the Borrower to the Administrative Agent, the Collateral Agent and the Bank in the form attached hereto as Exhibit C in connection with a disbursement request from the Unfunded Exposure Account in accordance with Section 2.04(e) or a disbursement request from the Principal Collection Account in accordance with Section 2,21, as applicable.
“Dollar”, “USD” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
“Early Opt-in Election” means the occurrence of:
(i)a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S, dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(ii)the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders and the Collateral Custodian.
“EBITDA” means, with respect to any period and any Loan Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Required Loan Documents for such Loan Asset (together with all add-backs and exclusions as designated in such Required Loan Documents), and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Required Loan Documents, an amount, for the principal obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Required Loan Documents for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (i)(a) cash interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), to the extent not otherwise included in clause (c) above or clause (f) below, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors and (g) any other item the Borrower and the Administrative Agent mutually deem to be appropriate; provided that with respect to any obligor for which four full fiscal quarters of financial data are not available, EBITDA shall be determined for such obligor based on annualizing the financial data from the reporting periods actually available.
“Eighth Amendment Effective Date” means May 28, 2021.
“Eligible Bid” means a bid made in good faith (and acceptable as a valid bid in the Administrative Agent’s reasonable discretion) by a bidder for all or any portion of the Collateral Portfolio in connection with a sale of the Collateral Portfolio in whole or in part pursuant to Section 7,02(i).
“Eligible Loan Asset” means, at any time, a Loan Asset in respect of which each of the representations and warranties contained in Section 4,02 and Schedule III hereto is true and correct.
“Eligible Replacement” has the meaning assigned to that term in Section 6.01(c).
“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations (with the force of law) and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et

“First Lien Loan Asset” means any Loan Asset that (a) is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, subject to (i) any “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein and (ii) any Lien securing a working capital facility incurred by the related Obligor for such Loan Asset to the extent such Lien securing such working capital facility on the same Underlying Collateral is prior to, or pari passu with, the Lien securing such Loan Asset and (b) provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, all other Indebtedness of such Obligor, other than a working capital facility incurred by such Obligor that is senior in right of payment to such Loan Asset.
“First Lien Last Out Loan Asset” means any Loan Asset (other than a First Lien Loan Asset) that (a) is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, subject to (i) any “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein and (ii) any Lien securing a working capital facility incurred by the related Obligor for such Loan Asset to the extent such Lien securing such working capital facility on the same Underlying Collateral is prior to, ox pari passu with, the Lien securing such Loan Asset and (b) has a Loan-to-Value Ratio not greater than 65%, (c) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor, other than in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings of such Obligor or with respect to such Underlying Collateral and (d) has the same maturity as the first lien loan tranche(s) issued by the same Obligor.
“Fixed Rate Loan Asset” means a Loan Asset other than a Floating Rate Loan Asset.
“Floating Rate Loan Asset” means a Loan Asset under which the Interest rate payable by the Obligor thereof is based on the Ares Prime Rate or Ares ~~LIBOR~~Benchmark Rate, plus some specified Interest percentage in addition thereto, and which provides that such Interest rate will reset immediately upon any change in the related Ares Prime Rate or Ares ~~LIBOR~~Benchmark Rate.
“Floating Rate Note” means a note issued pursuant to an indenture or equivalent document by a corporation, partnership, limited liability company, trust, or other Person, bearing interest at a floating rate. For the avoidance of doubt, a Floating Rate Note will not include any note evidencing any borrowings under or in respect of a Loan Asset.
“Foreign Lender” means a Lender that is not created or organized under the laws of the United States or a political subdivision thereof.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.
“GICS” means Global Industry Classification Standard.

Interest Collections shall be deposited, in the name of the Borrower for the benefit of and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower, and the Borrower shall be solely liable for any Taxes payable with respect to the Interest Collection Account.
“Interest Collections” means, (a) with respect to any Loan Asset, all payments and collections attributable to Interest on such Loan Asset, including, without limitation, all scheduled payments of Interest and payments of Interest relating to principal prepayments, all guaranty payments attributable to Interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to Interest on such Loan Asset and (b) amendment fees, late fees, waiver fees, prepayment fees or other amounts received in respect of Loan Assets.
“Interest Coverage Ratio” means, with respect to any Loan Asset for any Relevant Test Period, the meaning of “Interest Coverage Ratio” or any comparable definition in the Required Loan Documents for such Loan Asset, and in any case that “Interest Coverage Ratio” or such comparable definition is not defined in such Required Loan Documents, the ratio of (a) EBITDA for the applicable test period, to (b) Interest Expense for the applicable test period, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages, as applicable, provided by the relevant obligor as per the requirements of the related Required Loan Documents.
“Interest Expense” means, with respect to any period and any Loan Asset, for the obligor on such Loan Asset and any of its parents or subsidiaries that are obligated under the Required Loan Documents for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP), the meaning of “Interest” or any comparable definition in the Required Loan Documents for such Loan Asset and in any case that “Interest” or such comparable definition is not defined in such Required Loan Documents, all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).
“Interest Period” means with respect to any ~~LIBOR~~Benchmark Advance (a) the period beginning on, and including, the Advance Date or ~~LIBOR~~Benchmark Conversion Date, as applicable, with respect to such ~~LIBOR~~Benchmark Advance and ending on, but excluding, the first succeeding Payment Date (provided that if the Advance Date or ~~LIBOR~~Benchmark Conversion Date, as applicable, for any ~~LIBOR~~Benchmark Advance occurs prior to the Payment Date in the same calendar month, the initial Interest Period for such ~~LIBOR~~Benchmark Advance shall end on, but exclude, the second succeeding Payment Date) and (b) thereafter, for so long as such ~~LIBOR~~Benchmark Advance or any portion thereof remains outstanding, each period beginning on, and including, the Payment Date on which the immediately preceding Interest Period with respect to such ~~LIBOR~~Benchmark Advance ended and ending on, but excluding, the next succeeding Payment Date.
“Joinder Supplement” means an agreement by and among the Borrower, a Lender and the Administrative Agent in the form of Exhibit D to this Agreement (appropriately available information service for displaying rates for Dollar deposits in the London interbank market as may be selected by the Administrative Agent, in its sole discretion, or (b) if no such service is available, as the rate per annum at which Dollar deposits of $5,000,000 for a relevant maturity are offered by the principal London office of ~~Sumitomo Mitsui Banking Corporation Europ~~e ~~Limit~~e~~d~~SMBC Bank International pic at approximately 11:00 a.m., London time, on such LIBOR Determination Date for delivery on the first day of such Interest Period to other banks in the Eurocurrency market. If the rate determined pursuant to the foregoing is less than zero, the applicable LIBOR shall be deemed to be zero.
~~LIBOR Advance” means any Advance (a) made in accordance with Section 2.02(b) that bears interest based on LIBOR or (b) converted from a Base Rate Advance to an Advanc~~e ~~in accordanc~~e ~~with S~~e~~ction 2.02(c) that b~~e~~ars int~~e~~r~~e~~st bas~~e~~d on LIBOR.~~
For the avoidance of doubt, if LIBOR has been replaced with a Benchmark Replacement pursuant to Section 2.24 herein, then, as applicable and unless the context requires otherwise, “LIBOR” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced LIBOR.
“LIBOR ~~Advances Outstandin~~g" ~~means,    at    any    time,    the~~
~~outstanding~~Advance” means any Benchmark Advance bearing interest at LIBOR ~~Advances.~~
~~LIBOR Conv~~e~~rsion Dat~~e~~” m~~e~~ans, with r~~e~~sp~~e~~ct to any Advanc~~e~~, th~~e ~~Busin~~e~~ss Day on which such Advance was, or is to be, converted from a Base Rate Advance or a One Day Advanc~~e ~~to a LIBOR Advanc~~e.
“LIBOR Determination Date” means, with respect to each Interest Period, the day that is two Business Days prior to the first day of such Interest Period.
“LIBOR Page” has the meaning assigned to that term in the definition of “LIBOR”.
L~~IBOR Yield” means, for any LIBOR Advances Outstanding, and any Int~~e~~r~~e~~st P~~e~~riod for~~ e~~ach such LIBOR Advanc~~e~~, th~~e ~~sum of th~~e ~~amounts d~~e~~t~~e~~rmin~~e~~d for each day in such Interest Period in accordance with the following formula:~~
~~YRxL~~
D
~~where:~~    YR —    the—~~LIBOR Yield—Rate—applicable to—such~~
~~LIBOR Advance during such Interest Period;~~
L    —    the—~~outstanding—principal—amount~~—of—sueh
~~LIBOR Advanc~~e ~~on such day; and~~
D    -
~~LIBOR Yi~~e~~ld Rat~~e~~” m~~e~~ans, for any LIBOR Advanc~~e~~, as of any dat~~e ~~of determination during any Interest Period applicable to such LIBOR Advance, an interest~~

~~rat~~e ~~per annum~~ e~~qual to LIBOR for such LIBOR Advanc~~e ~~during such Int~~e~~r~~e~~st P~~e~~riod plus the Applicable Spread; provided that if the Administrative Agent determines that a Eurodollar Disruption Ev~~e~~nt has occurr~~e~~d, at th~~e e~~l~~e~~ction of th~~e ~~Administrativ~~e ~~Ag~~e~~nt, th~~e ~~LIBOR Yield Rate shall be equal to the Base Rate plus the Applicable Spread until the Administrativ~~e ~~Ag~~e~~nt d~~e~~t~~e~~rmin~~e~~s that such Eurodollar Disruption Ev~~e~~nt has c~~e~~as~~e~~d, at which time the LIBOR Yield Rate shall again be equal to LIBOR for such LIBOR Advance for such date plus the Applicable Spread.~~
~~Notwithstanding anything to the contrary in this Agreement or any other Transaction Docum~~e~~nt, if th~~e ~~Administrativ~~e ~~Ag~~e~~nt d~~e~~t~~e~~rmin~~e~~s (which d~~e~~t~~e~~rmination shall be conclusive absent manifest error), or the Borrower notifies the Administrative Agent that th~~e ~~Borrow~~e~~r has d~~e~~t~~e~~rmin~~e~~d, that:~~
~~(i)adequate and reasonable means do not exist for ascertaining any applicabl~~e ~~LIBOR Yi~~e~~ld Rat~~e ~~for any r~~e~~qu~~e~~st~~e~~d Int~~e~~r~~e~~st P~~e~~riod, including, without limitation, because the LIBOR Page is not available or published on a curr~~e~~nt basis and such circumstanc~~e~~s ar~~e ~~unlik~~e~~ly to b~~e ~~t~~e~~mporary; or~~
~~(ii)the administrator of the LIBOR Page or a Governmental Authority having jurisdiction ov~~e~~r th~~e ~~Administrativ~~e ~~Ag~~e~~nt has mad~~e ~~a public statement identifying a specific date after which LIBOR or the LIBOR Pag~~e ~~shall no long~~e~~r b~~e ~~mad~~e ~~availabl~~e~~, or us~~e~~d for d~~e~~t~~e~~rmining th~~e ~~interest rate of loans (such specific date, the “Scheduled Unavailability~~ Date~~”); or~~
~~(iii)after consultation with the Borrower, Loan Assets comprising a mat~~e~~rial portion of th~~e ~~Loan Ass~~e~~ts h~~e~~ld by th~~e ~~Borrow~~e~~r curr~~e~~ntly b~~e~~ing executed, or that include language similar to that contained in this definition, ar~~e ~~b~~e~~ing~~ e~~x~~e~~cut~~e~~d or am~~e~~nd~~e~~d (as applicabl~~e~~) to incorporat~~e ~~or adopt a n~~e~~w benchmark interest rate to replace any applicable LIBOR Yield Rate;~~
~~th~~e~~n, r~~e~~asonably promptly aft~~e~~r such d~~e~~t~~e~~rmination by th~~e ~~Administrativ~~e ~~Ag~~e~~nt or r~~e~~c~~e~~ipt by the Administrative Agent of such notice, as applicable, the Administrative Agent (in consultation with Lenders) and the Borrower may amend this Agreement to replace such LIBOR Yield Rate with an alternate benchmark rate (including any mathematical or other adjustm~~e~~nts to th~~e ~~b~~e~~nchmark (if any) incorporat~~e~~d th~~e~~r~~e~~in), giving du~~e ~~consid~~e~~ration to any evolving or then existing convention for similar U.S. dollar denominated syndicated cr~~e~~dit faciliti~~e~~s for such alt~~e~~rnativ~~e ~~b~~e~~nchmarks (any such propos~~e~~d rat~~e~~, a “Succ~~e~~ssor Rate”), together with any proposed Successor Rate Conforming Changes and any such amendment shall become effective at (A) in the case of a determination under clause (i) above, 5:00 p.m. (New York time) on the fifth (5th) Business Day after the Administrative Ag~~e~~nt shall hav~~e ~~post~~e~~d such propos~~e~~d am~~e~~ndm~~e~~nt to all L~~e~~nd~~e~~rs and th~~e ~~Borrow~~e~~r or (B) in the case of a determination under clauses (ii) or (iii) above, the latest of (x) 5:00 p.m. (New York time) on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower and (y) the date agreed to by the Administrative Agent and the Borrower, in each case, unless, prior to such time,~~

~~L~~e~~nd~~e~~rs comprising 50% or mor~~e ~~of th~~e ~~Aggr~~e~~gat~~e ~~Commitm~~e~~nts hav~~e ~~d~~e~~liv~~e~~r~~e~~d to th~~e ~~Administrative Agent written notice that such Lenders do not accept such amendment; provided that, notwithstanding anything to th~~e ~~contrary h~~e~~r~~e~~in, any am~~e~~ndm~~e~~nt bas~~e~~d on a determination under clause (ii) above shall become effective no later than the Scheduled Unavailability Dat~~e.
~~If no Successor Rate has been determined and the circumstances under claus~~e ~~(i) abov~~e e~~xist or th~~e ~~Sch~~e~~dul~~e~~d Unavailability Dat~~e ~~has occurr~~e~~d (as applicabl~~e~~), th~~e ~~Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Advance shall be suspended, (to the extent of the affected LIBOR Advances or Interest Periods).—Upon receipt of such notic~~e~~, th~~e ~~Borrow~~e~~r may r~~e~~vok~~e ~~any p~~e~~nding r~~e~~qu~~e~~st for a Borrowing of, conv~~e~~rsion to or continuation of LIBOR Advances (to the extent of the affected LIBOR Advances or Int~~e~~r~~e~~st P~~e~~riods) or, failing that, will b~~e ~~d~~ee~~m~~e~~d to hav~~e ~~conv~~e~~rt~~e~~d such r~~e~~qu~~e~~st into a request for Base Rate Advance in the amount specified therein.~~
~~Notwithstanding anything~~ e~~ls~~e ~~h~~e~~r~~e~~in, any d~~e~~finition of Succ~~e~~ssor Rat~~e ~~shall provide that in no event shall such Successor Rate be less than zero for purposes of this Agr~~ee~~m~~e~~nt.~~
“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a repurchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any UCC financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.
“Lien Release Dividend” has the meaning assigned to that term in Section 2.07(d).
“Lien Release Dividend Date” means the date specified by the Borrower, which date may be any Business Day, provided written notice is given in accordance with Section 2.07(d).
“Loan Agreement” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.
“Loan Asset” means any commercial loan, or portion thereof, individually or collectively, originated or acquired by the Transferor in the ordinary course of its business, which loan includes, without limitation, (a) the Required Loan Documents and Loan Asset File, and (b) all right, title and interest of the Transferor in and to the loan and any Underlying Collateral, but excluding, in each case, the Retained Interest and Excluded Amounts and which

“Make-Whole Premium” means an amount, payable solely to the Lenders becoming party to this Agreement after the ~~Sixth~~Eighth Amendment Effective Date, equal to, to the extent the Make-Whole Premium is required to be paid pursuant to this Agreement, (i) on and after the ~~Sixth~~Eighth Amendment Effective Date but prior to the first anniversary of the ~~Sixth~~Eighth Amendment Effective Date, 0.75% of such Lender’s pro rata portion of the amount of the Maximum Facility Amount that is reduced, (ii) on and after the first anniversary of the ~~Sixth~~Eighth Amendment Effective Date but prior to the second anniversary of the ~~Sixth~~Eighth Amendment Effective Date, 0.50% of such Lender’s pro rata portion of the amount of the Maximum Facility Amount that is reduced and (iii) on and after the second anniversary of the ~~Sixth~~Eighth Amendment Effective Date, 0%.
“Management Agreement” means the Investment Advisory and Management Agreement, dated as of September 30, 2004 (amended as of June 1, 2006), by and between Ares Capital Corporation and Ares Capital Management LLC, as further amended, restated supplemented, modified, waived and/or replaced from time to time.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.
“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Bank, the Administrative Agent, the Lender or the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower and the Servicer, to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s, the Administrative Agent’s or the other Secured Parties’ Lien on the Collateral Portfolio.
“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset executed or effected on or after the Cut-Off Date for such Loan Asset which:
(a)reduces or forgives any or all of the principal amount due under such Loan Asset;
(b)delays or extends the maturity date or any principal payment date for such Loan Asset (i) by more than six (6) months (or, along with all prior such amendments, waivers, modifications or supplements effected within a twelve (12) month period prior thereto, to the extent on or after the Cut-Off Date, causes the maturity date or principal payment date of such Loan Asset to be delayed or extended more than six (6) months in the aggregate) or (ii) beyond the Stated Maturity Date (provided that this clause (b)(ii) shall not apply to any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset the

“Notice and Request for Consent” has the meaning assigned to that term in Section 2.07(d)(i).
“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent in the form attached hereto as Exhibit E.
“Notice of Reduction” means a notice of a reduction of the Advances Outstanding or a reduction of the Maximum Facility Amount, as applicable, pursuant to Section 2,18, in the form attached hereto as Exhibit F or Exhibit G, as applicable.
“Obligations” means all present and future Indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lender, the Administrative Agent, the Secured Parties, the Bank, the Collateral Agent or the Collateral Custodian arising under this Agreement and/or any other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Advances Outstanding, Breakage Fees, indemnifications and other amounts due or to become due by the Borrower to the Lender, the Administrative Agent, the Secured Parties, the Bank, the Collateral Agent and the Collateral Custodian under this Agreement and/or any other Transaction Document, including without limitation each Lender Fee Letter, the U.S. Bank Fee Letter, any Make-Whole Premium and costs and expenses payable by the Borrower to the Lender, the Administrative Agent, the Secured Parties, the Bank, the Collateral Agent or the Collateral Custodian, including reasonable attorneys’ fees, costs and expenses, including without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).
“Obligor” means, collectively, each Person obligated to make payments under a Loan Agreement, including any guarantor thereof.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Officer’s Certificate” means a certificate signed by the president, the secretary, an assistant secretary, the chief financial officer or any vice president, as an authorized officer, of any Person.
“One Day Advance” means any Advance made in accordance with Section 2.02(b) that bears interest based on One Day Advance ~~LIBOR~~Benchmark.
“On~~e Day Advance Determination Date” means, with respect to any One Day Advanc~~e~~, th~~e ~~day that is two Busin~~e~~ss Days prior to th~~e ~~Advanc~~e ~~Dat~~e ~~for~~ e~~ach such On~~e ~~Day Advanc~~e ~~and~~ e~~ach subs~~e~~qu~~e~~nt day aft~~e~~r th~~e ~~Advanc~~e ~~Dat~~e ~~until such On~~e ~~Day Advanc~~e ~~is pr~~e~~paid or conv~~e~~rt~~e~~d into a Bas~~e ~~Rat~~e ~~Advanc~~e ~~or a LIBOR Advanc~~e.
“O~~ne Day Advance Limit” means $90,000,000; provided that, for the avoidanc~~e ~~of doubt, any On~~e ~~Day Advanc~~e ~~that has b~~ee~~n pr~~e~~paid or conv~~e~~rt~~e~~d into a Bas~~e

~~Rat~~e ~~Advanc~~e ~~or a LIBOR Advanc~~e ~~shall not b~~e ~~includ~~e~~d in th~~e ~~calculation of th~~e ~~On~~e ~~Day Advance Limit.~~
“One Dav Advance ~~LIBOR~~Benchmark” means, initially, for any date of determination with respect to any One Day Advance (or portion thereof), (i) the rate per annum for a one-month maturity appearing on the Reuters Screen LIBOROl Page (or any successor or substitute page) (the “LIBOR Page”) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, for each such One Day Advance Determination Date, or (ii) with respect to any One Day Advance Determination Date that is not a Business Day, the rate per annum for a one-month maturity appearing on the LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m., London time, on the immediately preceding Business Day, or (iii) if the rate that is described in clauses (i) and (ii) above in this definition is not set forth on the LIBOR Page as of such time, the Administrative Agent shall determine One Day Advance ~~LIBOR~~Benchmark (a) by reference to such other comparable publicly available information service for displaying rates for Dollar deposits in the London interbank market as may be selected by the Administrative Agent, in its sole discretion, or (b) if no such service is available, as the rate per annum at which Dollar deposits of $5,000,000 for a relevant maturity are offered by the principal London office of ~~Sumitomo Mitsui—Banking—Corporation—Europe—Limitcd~~SMBC Bank International plc at approximately 11:00 a.m., London time, on such day or the most recent Business Day for which such rate is available; provided that, notwithstanding the foregoing, to the extent a replacement of the Benchmark has occurred pursuant to Section 2.24, then “One Day Advance Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced the prior Benchmark.
“One Day Advance ~~LIBOR~~Benchmark Yield” means, with respect to any previously ended Remittance Period during which any One Day Advances were outstanding, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lender):
YRxL
D
where:    YR =         the One Day Advance Yield Rate applicable on
such day;
L    =    the outstanding principal amount of such One Day
Advance on such day; and
D    =    360.
“One Day Advance Determination Date” means, with respect to any One Day Advance, the day that is two Business Days prior to the Advance Date for each such One Dav Advance and each subsequent day after the Advance Date until such One Dav Advance is prepaid or converted into a Base Rate Advance or a Benchmark Advance.

“One Day Advance Limit” means $90,000,000; provided that, for the avoidance of doubt, any One Day Advance that has been prepaid or converted into a Base Rate Advance or a Benchmark Advance shall not be included in the calculation of the One Day Advance Limit.
“One Dav Advance Yield Rate” means, for any One Day Advance, as of any date of determination, an interest rate per annum equal to One Day Advance ~~LIBOR~~Benchmark for such One Day Advance for such day plus the Applicable Spread; provided that if the Administrative Agent determines that a Eurodollar Disruption Event has occurred, at the election of the Administrative Agent, the One Day Advance Yield Rate shall be equal to the Base Rate plus the Applicable Spread until the Administrative Agent determines that such Eurodollar Disruption Event has ceased, at which time the One Day Advance Yield Rate shall again be equal to One Day Advance ~~LIBOR~~Benchmark for such One Day Advance for such date plus the Applicable Spread.
“One Day Advances Outstanding” means, at any time, the outstanding One Day Advances; provided that the One Day Advances Outstanding shall not exceed the One Day Advance Limit.
“Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion; provided that Latham & Watkins LLP, Richards Layton & Finger, P.A. and Venable LLP shall be considered acceptable counsel for purposes of this definition.
“Optional Sale” has the meaning assigned to that term in Section 2.07(c).
“Optional Sale Date” means any Business Day, provided 45 days’ prior written notice is given in accordance with Section 2.07(c).
“Outstanding Balance” means, with respect to any Loan Asset as of any date of determination, the outstanding principal balance of any advances or loans made to the related Obligor pursuant to the related Loan Agreement as of such date of determination (exclusive of any Interest and Accreted Interest); provided that amortization payments on a Loan Asset shall first be applied to Accreted Interest when determining the Outstanding Balance of such Loan Asset. For the avoidance of doubt, the Outstanding Balance with respect to a Revolving Loan Asset or a Delayed Draw Loan Asset shall be equal to the funded amount of such Revolving Loan Asset or Delayed Draw Loan Asset.
“PATRIOT Act” has the meaning assigned to that term in Section 4.01(ii).
“Payment” has the meaning assigned to that term in Section 9.02(a).
“Payment Date” means the 15th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing on the Initial Payment Date; provided that the final Payment Date shall occur on the Collection Date.
“Payment Notice” has the meaning assigned to that term in Section 9.02(b).

net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.
“Reference Date” means with respect to any Benchmark Advance, the date determined by the Administrative Agent in connection with the Benchmark Replacement Conforming Changes.
“Register” has the meaning assigned to that term in Section 2,14.
“Reinvestment Period” means the date commencing on the Closing Date and ending on the earliest to occur of (a) ~~September 10~~May 28, ~~2022~~2024 (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(b)), (b) the occurrence of an Event of Default (past any applicable notice or cure period provided in the definition thereof) and (c) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b); provided that if any of the foregoing is not a Business Day, the Reinvestment Period shall end on the next succeeding Business Day.
“Release Date” has the meaning assigned to that term in Section 2.07(e).
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Relevant Test Period” means, with respect to any Loan Asset, the relevant test period for the calculation of Net Senior Leverage Ratio, Net Total Leverage Ratio or Interest Coverage Ratio, as applicable, for such Loan Asset in the Required Loan Documents or, if no such period is provided for therein, for obligors delivering monthly financing statements, each period of the last 12 consecutive reported calendar months, and for obligors delivering quarterly financing statements, each period of the last four consecutive reported fiscal quarters of the principal obligor on such Loan Asset; provided that with respect to any Loan Asset for which the relevant test period is not provided for in the Required Loan Documents, if an obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such obligor.
“Remittance Period” means, (a) as to the Initial Payment Date, the period beginning on January 20, 2012 and ending on, and including, the Determination Date immediately preceding such Payment Date and (b) as to any subsequent Payment Date, the period beginning on the first day after the most recently ended Remittance Period and ending on, and including, the Determination Date immediately preceding such Payment Date, or, with respect to the final Remittance Period, the Collection Date.
“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Sixth Amendment Effective Date” means September 10, 2019.
“SMBC” means Sumitomo Mitsui Banking Corporation, a Japanese banking corporation, in its individual capacity, together with its successors and assigns.
“SMBC Lender Fee Letter” means that certain lender fee letter, dated as of the Closing Date, by and among the Borrower, the Servicer, the Administrative Agent and SMBC, as such letter was amended (i) by the Amended and Restated Fee Letter Agreement, dated as of September 14, 2012, (ii) by the Second Amended and Restated Fee Letter Agreement, dated as of December 20, 2013, (iii) by the Third Amended and Restated Fee Letter Agreement, dated as of June 30, 2015, (iv) by the Fourth Amended and Restated Fee Letter Agreement, dated as of August 24, 2017, (v) by the Fifth Amended and Restated Fee Letter Agreement, dated as of September 12, 2018, and (vi) by the Sixth Amended and Restated Fee Letter Agreement, dated of September 10, 2019, and as may be further amended, restated, supplemented, modified, waived and/or replaced from time to time.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair market value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.
“State” means one of the fifty states of the United States or the District of Columbia.
“Stated Maturity Date” means ~~September 10~~May 28, ~~2024~~2026 (or, if such day is not a Business Day, the next succeeding Business Day) or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lender pursuant to Section 2.19(a).

“Structured Finance Obligation” means any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligation, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.
“Subsidiary” means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
“Substitute Eligible Loan Asset” means each Eligible Loan Asset transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement, as contemplated by Section 2.07(a) or Section 2.07(e)(ii).
“Su~~ccessor Rate” has the meaning assigned to that term in the definition of “LIBOR Yi~~e~~ld Rat~~e.”
“Su~~ccessor Rate Conforming Changes” means, with respect to any proposed Succ~~e~~ssor Rat~~e~~, any conforming chang~~e~~s to th~~e ~~d~~e~~finition of Bas~~e ~~Rat~~e~~, Int~~e~~r~~e~~st P~~e~~riod, timing and frequency of determining rates and making payments of interest and other administrativ~~e ~~matt~~e~~rs as may b~~e ~~appropriat~~e~~, in th~~e ~~discr~~e~~tion of th~~e ~~Administrativ~~e ~~Agent, subject to the reasonable approval of the Borrower, to reflect the adoption of such Succ~~e~~ssor Rat~~e ~~and to p~~e~~rmit th~~e ~~administration th~~e~~r~~e~~of by th~~e ~~Administrativ~~e ~~Ag~~e~~nt in a manner substantially consistent with market practice (or, if the Administrative Agent d~~e~~t~~e~~rmin~~e~~s that adoption of any portion of such market practic~~e ~~is not administrativ~~e~~ly feasible or that no market practice for the administration of such Successor Rate exists, in such oth~~e~~r mann~~e~~r of administration as th~~e ~~Administrativ~~e ~~Ag~~e~~nt d~~e~~t~~e~~rmin~~e~~s in consultation with the Borrower).~~
“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.
“Term Loan Asset” means a Loan Asset that is a term loan that has been fully funded, does not contain any unfunded commitment on the part of the Borrower arising from an extension of credit by the Borrower to an Obligor and cannot be re-drawn upon (to the extent previously repaid by the Obligor).
“Term SOFR” means as of the Reference Date, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent, in consultation with the Borrower, to the Lenders, the Borrower and the Collateral Custodian of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.24 that is not Term SOFR.
“Transaction Documents” means this Agreement, any Variable Funding Note (if delivered hereunder), any Joinder Supplement, the Purchase and Sale Agreement, the Control Agreement, the U.S. Bank Fee Letter, each Lender Fee Letter, the Collateral Agent Fee Letter and each document, instrument or agreement related to any of the foregoing.
“Transferor” means Ares, in its capacity as the transferor hereunder and as the seller under the Purchase and Sale Agreement, together with its successors and assigns in such capacity.
“U.S. Bank” has the meaning assigned to that term in the preamble hereto.
“U.S. Bank Fee Letter” means the U.S. Bank Fee Letter, dated as of the Closing Date, by and between the Borrower and U.S. Bank, as such letter may be amended, restated, supplemented, modified, waived and/or replaced from time to time.
“UCC” means the Uniform Commercial Code as from time to time in effect in the rel evant j uri sdi cti on.
“Underlying Collateral” means, with respect to a Loan Asset, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, without limitation, mortgaged property and/or a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.
“Unfunded Exposure Account” means a trust account (account number 156948-702 at the Bank) in the name of the Borrower and under the control of the Collateral Agent for the benefit of the Secured Parties; provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower and the Borrower shall be solely liable for any Taxes payable with respect to the Unfunded Exposure Account.
“Unfunded Exposure Amount” means, as of any date of determination, an amount equal to the aggregate amount of all Exposure Amounts.
“Unfunded Exposure Equity Amount” means, as of any date of determination, with respect to any Revolving Loan Asset or Delayed Draw Loan Asset, an amount equal to (a) the Exposure Amount for such Revolving Loan Asset or Delayed Draw Loan Asset multiplied by

(b) the difference of (i) 100% minus (ii) the product of (x) the Applicable Percentage for such Revolving Loan Asset or Delayed Draw Loan Asset and (y) the Assigned Value of such Revolving Loan Asset or Delayed Draw Loan Asset.
“Unfunded Exposure Equity Shortfall” means, as of any date of determination, an amount equal to the excess, if any, of (a) the aggregate of all Unfunded Exposure Equity Amounts over (b) the amount on deposit in the Unfunded Exposure Account.
“United States” means the United States of America.
“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.
“Unused Portion” has the meaning set forth in each Lender Fee Letter.
“Upfront Fee” has the meaning set forth in each Lender Fee Letter.
“Unrestricted Cash” means, with respect to any Loan Asset, the meaning of “Unrestricted Cash” or any comparable definition in the Required Loan Documents for the applicable Loan Asset, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Required Loan Documents, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Required Loan Documents).
“Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:
(a)an Obligor payment default under such Loan Asset (after giving effect to any applicable grace or cure periods, but in any case not to exceed five Business Days, in accordance with the applicable Loan Agreement);
(b)any other Obligor default under such Loan Asset (after giving effect to any applicable grace or cure periods in accordance with the applicable Loan Agreement) that could reasonably be expected to have a material and adverse effect on the creditworthiness of such Obligor or on the collectability of any amount required to be paid under the related Loan Agreement for such Loan Asset;
(c)a Bankruptcy Event with respect to the related Obligor;
(d)the occurrence of a Material Modification with respect to such Loan Asset;
(e)in the case of a First Lien Loan Asset or a First Lien Last Out Loan Asset, the Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan Asset is (A) more than ~~0.50x~~0.75x higher than such Net Senior Leverage Ratio as calculated on the applicable Cut-Off Date (provided that if any other positions in such Loan Asset existed on its Cut-Off Date then the Net Senior Leverage Ratio utilized for the position with the earliest of such other Cut-Off Dates shall apply, unless the Administrative Agent agrees otherwise) and (B) 3.50 to 1.00;
(f)in the case of a Second Lien Loan Asset, the Net Total Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan Asset is (A) more than ~~0.50x~~0.75x higher than such Net Total Leverage Ratio as calculated on the applicable Cut-Off Date (provided that if any other positions in such Loan Asset existed on its Cut-Off Date then the Net Total Leverage Ratio utilized for the position with the earliest of such other Cut-Off Dates shall apply, unless the Administrative Agent agrees otherwise) and (B) 3.50 to 1.00; or
(g)the Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (a) less than 85% of the Interest Coverage Ratio with respect to such Loan Asset as calculated on the applicable Cut-Off Date (provided that, if any other positions in such Loan Asset by the Borrower existed on its Cut-Off Date, then the Interest Coverage Ratio utilized for the position with the earliest of such other Cut-Off Dates shall apply, unless the Administrative Agent agrees otherwise) and (b) less than 1.50 to 1.00.
“Variable Funding Note” has the meaning assigned to such term in Section 2.01(a).
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Warranty Event” means, as to any Loan Asset, the discovery that as of the related Cut-Off Date for such Loan Asset there existed a breach of any representation or warranty relating to such Loan Asset (including that the Loan Asset failed to satisfy the criteria of the definition of “Eligible Loan Asset”) and the failure of the Borrower to cure such breach, or cause the same to be cured, within 30 days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or the Borrower becoming aware thereof; provided that, if such breach is not cured within 10 days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or the Borrower becoming aware thereof, then such Loan Asset shall no longer be an Eligible Loan Asset and, so long as such breach remains uncured, shall not be included in the calculation of “Borrowing Base”.
“Warranty Loan Asset” means a Loan Asset with respect to which a Warranty Event has occurred.
“Waterfall Coverage Ratio Test” means a test that is satisfied at any time if the following ratio is greater than or equal to 1.5 to 1.00: (A) the Collateral Interest Amount and Principal Collections Coverage Amount at such time, to (B) the sum of all amounts payable (or expected at such time to be payable) on the immediately succeeding Payment Date pursuant to clauses 2,04(a)(i)-(x), 2.04(b)(i)-(vii), 2,04(c)(i) and 2,04(d)(i)-(x).
“Yield” means the sum of the following, payable on each Payment Date:
(a) the aggregate ~~LIBOR~~Benchmarkk Yield for all ~~LIBOR~~Benchmark Advances Outstanding that have an Interest Period that ends on such Payment Date and for any part of the outstanding principal amount of a ~~LIBOR~~Benchmark Advance that was prepaid on a day other than a day on which an Interest Period for such ~~LIBOR~~Benchmark Advance ended, to the extent that ~~LIBOR~~Benchmark Yield with respect to such prepaid principal remains accrued and unpaid;
plus,
(b)with respect to any previously ended Remittance Period during which any One Day Advances were outstanding, the aggregate One Day Advance ~~LIBOR~~Benchmark Yield for all One Day Advances Outstanding;
plus,
(c)with respect to any previously ended Remittance Period during which any Base Rate Advances were outstanding, the sum for each day in such Remittance Period of amounts determined in accordance with the following formula (but only to the extent that such amounts were not previously paid to the Lender) (the “Base Rate Yield”):
YRxL
D
where:    YR     =      the Base Rate Yield Rate applicable on such
day;
L    =    the aggregate principal amount of the Base Rate
Advances Outstanding on such day; and
D    =    365 or 366, as applicable;
provided that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is later required to be rescinded by the Lender to the Borrower or any other Person for any reason including, without limitation, such distribution becoming void or otherwise avoidable under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code.
SECTION 1.02 Other TermsOther ~~T~~e~~rms~~. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.
SECTION 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
SECTION 1.04 Interpretation.

issued, interest shall accrue on such Variable Funding Note, and such Variable Funding Note shall be payable, as described herein.
(b)Advances. On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the end of the Reinvestment Period, the Borrower may request that the Lenders make Advances secured by the Collateral Portfolio, each in an aggregated amount not to exceed at any time the amount of each Lender’s Commitment, (x) to be paid to the Borrower for the purpose of purchasing Eligible Loan Assets, (y) to be deposited in the Unfunded Exposure Account in an amount up to the Unfunded Exposure Amount or (z) to be paid to the Borrower for distributions to the Transferor in connection with prior transfers of unleveraged Eligible Loan Assets to the Borrower as capital contributions to the Borrower, including with respect to any Borrowing Base capacity resulting from any repayment of Advances previously made to Borrower (so long as such distribution is permitted pursuant to Section 5,02(m)). Other than pursuant to (and to the extent required by) Section 2.02(f), under no circumstances shall the Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral Portfolio of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default has occurred or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) the aggregate Advances Outstanding would exceed the Borrowing Base. Notwithstanding anything to the contrary herein (including without limitation Section 2.02(f)), the Lender shall not be obligated to provide the Borrower (or to the Unfunded Exposure Account, if applicable) with aggregate funds in connection with an Advance if upon making such Advance, the Advances Outstanding would exceed the Maximum Facility Amount; provided that for any Advance requested pursuant to Section 2.02(f), “Maximum Facility Amount” shall not take into account the proviso set forth in the definition thereof.
(c)Notations on Variable Funding Note. The Lender is hereby authorized to enter on a schedule attached to any Variable Funding Note issued hereunder a notation (which may be computer generated) with respect to each Advance under such Variable Funding Note made by the Lender of: (i) the date and principal amount thereof, and (ii) each repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of the Lender to make any such notation on the schedule attached to any Variable Funding Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances Outstanding in accordance with their respective terms as set forth herein.
SECTION 2.02 Procedure for Advances.
(a)During the Reinvestment Period, the Lender will make Advances on any Business Day at the request of the Borrower, subject to and in accordance with the terms and conditions of Sections 2,01 and this 2,02 and subject to the provisions of Article III hereof.
(b)For each Advance that is a ~~LIBOR~~Benchmark Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent, with a copy to the Collateral Custodian, no later than 1:00 p.m. at least three Business Days before the Business Day on which the ~~LIBOR~~Benchmark Advance is to be made; provided that if such Notice of Borrowing is delivered later than 1:00 p.m. on such

Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. For each One Day Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing no later than 1:00 p.m. at least one Business Day before the Business Day on which the One Day Advance is to be made; provided that if such Notice of Borrowing is delivered later than 1:00 p.m. on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. For each Base Rate Advance, the Borrower shall deliver an irrevocable written notice in the form of a Notice of Borrowing to the Administrative Agent no later than 1:00 p.m. at least one Business Day before the Business Day on which the Base Rate Advance is to be made; provided that if such Notice of Borrowing is delivered later than 1:00 p.m. on such Business Day, such Notice of Borrowing shall be deemed to have been received on the following Business Day. The Borrower or the Servicer shall post all Loan Agreements and other loan documents and information with respect to each proposed Eligible Loan Asset, if any, to an IntraLinks (or other replacement) website to which the Administrative Agent has access. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof), and shall specify:
(i)the aggregate amount of such Advance, which amount shall not cause the Advances Outstanding to exceed the Borrowing Base; provided that, except with respect to an Advance pursuant to Section 2.02(f), the amount of such Advance must be at least equal to $500,000;
(ii)the proposed Advance Date and whether such Advance will be a ~~LIBOR~~Benchmark Advance, One Day Advance or a Base Rate Advance;
(iii)a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied;
(iv)the amount of cash that will be funded into the Unfunded Exposure Account in connection with any Revolving Loan Asset or Delayed Draw Loan Asset funded by such Advance, if applicable; and
(v)whether such Advance should be remitted to the Advance Funding Account or the Unfunded Exposure Account.
On the applicable Advance Date, upon satisfaction of the applicable conditions set forth in Article III, the Lender shall, in accordance with instructions received by the Administrative Agent, either (i) make available to the Borrower, in same day funds, the amount of such Advance, by payment into the Advance Funding Account and/or (ii) remit in same day funds the amount of such Advance into the Unfunded Exposure Account, as applicable; provided that, with respect to an Advance funded pursuant to Section 2.02(f), the Lender shall remit (to the extent required thereby) the Advance equal to the Exposure Amount Shortfall in same day funds to the Unfunded Exposure Account.
(c)Each ~~LIBOR~~Benchmark Advance shall bear interest at the applicable ~~LIBOR~~Benchmark Yield Rate. Each One Day Advance shall bear interest at the applicable One Day Advance Yield Rate. The Base Rate Advances Outstanding shall bear interest at the Base

Rate Yield Rate. The Borrower may request that the Administrative Agent convert any Base Rate Advance, in whole and not in part, to a ~~LIBOR~~Benchmark Advance by delivering a Conversion Notice to the Administrative Agent no later than 1:00 p.m. at least three Business Days before the ~~LLIBOR~~Benchmark Conversion Date on which such Base Rate Advance is to be converted into a ~~LIBOR~~Benchmark Advance. The Borrower may request that the Administrative Agent convert any One Day Advance, in whole and not in part, to a ~~LIBOR~~Benchmark Advance by delivering a Conversion Notice to the Administrative Agent no later than 1:00 p.m. at least one Business Day before the ~~LIBOR~~Benchmark Conversion Date on which such One Day Advance is to be converted into a ~~LIBOR~~Benchmark Advance. The Borrower may request that the Administrative Agent convert any ~~LIBOR~~Benchmark Advance, in whole and not in part, to a Base Rate Advance by (i) delivering a Conversion Notice to the Administrative Agent no later than 1:00 p.m. at least three Business Days’ before the Base Rate Conversion Date (which shall be a Payment Date on which the Interest Period for such ~~LIBOR~~Benchmark Advance ends) on which such ~~LIBOR~~Benchmark Advance is to be converted into a Base Rate Advance and (ii) paying in full any Breakage Fees (solely to the extent the Base Rate Conversion Date occurs on any day other than a Payment Date or with less than three Business Days’ prior written notice to the Administrative Agent). The Borrower may request that the Administrative Agent convert any One Day Advance, in whole and not in part, to a Base Rate Advance by delivering a Conversion Notice to the Administrative Agent no later than 1:00 p.m. at least one Business Day before the Base Rate Conversion Date on which such One Day Advance is to be converted into a Base Rate Advance.
(d)Subject to Section 2,18 and the other terms, conditions, provisions and limitations set forth herein (including without limitation the payment of the Make-Whole Premium and Breakage Fees, as applicable), the Borrower may (i) borrow, repay or prepay and reborrow Advances Outstanding without any penalty, fee or premium on and after the Closing Date and prior to the end of the Reinvestment Period and (ii) repay or prepay Advances Outstanding without any penalty, fee or premium after the end of the Reinvestment Period and prior to the Facility Maturity Date.
(e)A determination by SMBC of the existence of any Eurodollar Disruption Event (any such determination to be communicated to the Borrower by written notice from the Administrative Agent promptly after the Administrative Agent learns of such event), or of the effect of any Eurodollar Disruption Event on its making or maintaining Advances at ~~LIBOR~~the Benchmark or One Day Advance ~~LIBOR~~Benchmark, shall be conclusive absent manifest error.
(f)If, on the last day of the Reinvestment Period (or within three Business Days after the occurrence of an Event of Default if the Reinvestment Period ends due to the occurrence of an Event of Default), the amount on deposit in the Unfunded Exposure Account is less than the Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall (the “Exposure Amount Shortfall”). Following receipt of a Notice of Borrowing (as described in clause (ii) below), the Lender shall fund such Exposure Amount Shortfall in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including without limitation (a) the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3,02, (b) the occurrence of an Event of Default or (c) the existence of (x) an Unmatured Event of Default or (y) a Borrowing Base Deficiency); provided that:

(i)the Lender may fund such Exposure Amount Shortfall in its sole discretion to the extent that doing so would cause the Lender to make an Advance that would result in the aggregate outstanding principal amount of the Advances to exceed the Maximum Facility Amount (without taking into account the proviso set forth in the definition thereof);
(ii)the Borrower shall have caused a properly completed Notice of Borrowing (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available) to be delivered to the Administrative Agent (with a copy from the Administrative Agent to the Lender) on a timely basis; and
(iii)to the extent the Reinvestment Period has ended due to the occurrence of an Event of Default, the Lender shall have a funding obligation with respect to the Exposure Amount Shortfall under this Section 2.02(f) solely to the extent that (1) the Borrower shall have, prior to the date of such funding obligation, deposited an amount not less than the Unfunded Exposure Equity Amount in the Unfunded Exposure Account pursuant to Section 2.04(d)(vi) or by an equity contribution by Ares or by any combination of those two methods and (2) such funds, as of the date of such funding, remain on deposit in the Unfunded Exposure Account.
For the avoidance of doubt, the Borrower shall not be required to fund the Unfunded Exposure Account unless and until the occurrence of an Event of Default or the last day of the Reinvestment Period or as required to prevent the occurrence of a Borrowing Base Deficiency. For the further avoidance of doubt, any obligation of the Lender to make an Advance pursuant to this Section 2.02(f) shall be without prejudice to the obligation of the Borrower to cure any Borrowing Base Deficiency that exists prior to such Advance or results therefrom.
SECTION 2.03 Determination of Yield. The Administrative Agent shall determine the Yield for the Advances Outstanding (including unpaid Yield related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date and shall advise the Servicer thereof on the fourth Business Day prior to such Payment Date.
SECTION 2.04 Remittance Procedures~~Remittance Procedu~~res. The Servicer, as agent for the Administrative Agent and the Lender, shall instruct the Bank and, if the Servicer fails to do so, the Administrative Agent or the Collateral Agent may instruct the Bank, to apply funds on deposit in the Controlled Accounts as described in this Section 2,04; provided that, at any time after delivery of Notice of Exclusive Control (as defined in the Control Agreement), the Administrative Agent or the Collateral Agent shall instruct the Bank to apply funds on deposit in the Controlled Accounts as described in this Section 2,04.
(a)Interest Payments During the Reinvestment Period and Absent an Event of Default. On each Payment Date during the Reinvestment Period, but so long as no Event of Default has occurred and, in any case, prior to the declaration or automatic occurrence of the Facility Maturity Date, the Servicer shall, pursuant to the first paragraph of this Section 2,04,

(xi) to the Borrower, any remaining amounts.
b.Unfunded Exposure Account. Funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Revolving Loan Asset or Delayed Draw Loan Asset; provided that, until an Event of Default has occurred, the amount withdrawn to fund such draw request shall not create any Borrowing Base Deficiency. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Servicer to the Collateral Agent (with a copy to the Administrative Agent and the Bank) in the form of a Disbursement Request, and the Servicer shall instruct the Bank to fund such draw request in accordance with such Disbursement Request. At any time, the Servicer (or, after delivery of Notice of Exclusive Control (as defined in the Control Agreement), the Administrative Agent or the Collateral Agent) may cause any amounts on deposit in the Unfunded Exposure Account which exceed the Unfunded Exposure Amount as of any date of determination to be deposited into the Principal Collection Account as Principal Collections.
c.Insufficiency of Funds. For the sake of clarity, the parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents.
SECTION 2.05 Instructions to the Bank. All instructions and directions given to the Bank by the Servicer, the Borrower, the Administrative Agent or the Collateral Agent pursuant to Section 2,04 shall be in writing (including instructions and directions transmitted to the Bank by telecopy, e-mail or SWIFT), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Section 2,04 and Section 5 of the Control Agreement. The Servicer and the Borrower shall promptly transmit to the Administrative Agent by telecopy or e-mail a copy of all instructions and directions given to the Bank by such party pursuant to Section 2,04 or Section 5 of the Control Agreement. To the extent permitted by Applicable Law, the Administrative Agent shall promptly transmit to the Servicer and the Borrower by telecopy or e-mail a copy of all instructions and directions given to the Bank by the Administrative Agent, pursuant to Section 2,04. If either the Administrative Agent or the Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Section 2,04 or otherwise pursuant to this Agreement, or upon their respective instructions, it shall so notify the Borrower, the Servicer, the Bank, the Administrative Agent and the Collateral Agent (to the extent the Collateral Agent is not the same party as the Administrative Agent), as applicable, in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within two Business Days, the determination of the Administrative Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest error. In the event the Bank receives instructions from the Servicer or the Borrower which conflict with any instructions received from the Administrative Agent or the Collateral Agent, the Bank shall rely on and follow the instructions given by the Administrative Agent or the Collateral Agent, as applicable; provided that in the event any instructions given by the Administrative Agent and the Collateral Agent conflict, the Bank shall rely on and follow the exceed 15% of the highest aggregate Outstanding Balance of all Loan Assets at any time during such 12-month period.
SECTION 2.08 Payments and Computations, Etc.
(a)All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 5:00 p.m. on the day when due in Dollars in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. The Borrower or the Servicer, as applicable, shall, to the extent permitted by Applicable Law, pay to the Secured Parties interest on all amounts not paid or deposited when due (taking into account any grace period provided for herein related to such payments) to any of the Secured Parties hereunder at an interest rate of 2.00% per annum above the Base Rate (other than with respect to any Advances Outstanding, which shall accrue at the ~~LIBOR~~Benchmark Yield Rate, One Day Advance Yield Rate or Base Rate Yield Rate, as applicable), payable on demand, from the date of such nonpayment until such amount is paid in full (as well after as before judgment); provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by the Lender to the Borrower or any other Person for any reason. Each ~~LIBOR~~Benchmark Advance shall accrue interest at the applicable ~~LIBOR~~Benchmark Yield Rate for such ~~LIBOR~~Benchmark Advance during each applicable Interest Period. All computations of interest and all computations with respect to the Yield, the ~~LIBOR~~Benchmark Yield and the ~~LIBOR~~Benchmark Yield Rate with respect to ~~LLIBOR~~Benchmark Advances and One Day Advance Benchmark Yield and One Day Advance Yield Rate with respect to One Day Advances, in each case, shall be computed on the basis of a year of 360 days for the actual number of days elapsed. Payments of Yield with respect to each ~~LIBOR~~Benchmark Advance shall be payable on each Payment Date on which an Interest Period for such ~~LIBOR~~Benchmark Advance ends. Each One Day Advance shall accrue interest at the One Day Advance Yield Rate for each day beginning on, and including, the Advance Date and ending on, but excluding, the ~~LIBOR~~Benchmark Conversion Date or Base Rate Conversion Date for such One Day Advance or the date such One Day Advance is repaid in full at the One Day Advance Benchmark Yield. All computations of interest and all computations with respect to the Yield and Base Rate Yield with respect to Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed. Each Base Rate Advance shall accrue interest at the Base Rate Yield for each day beginning on, and including, the Advance Date or Base Rate Conversion Date, as applicable, with respect to such Base Rate Advance and ending on, but excluding, the ~~LIBOR~~Benchmark Conversion Date. Any One Day Advance Benchmark Yield accruing on the days including the first day of a calendar month and ending on, and including, the Determination Date for such calendar month, shall be payable on the Payment Date occurring during such calendar month. Any One Day Advance ~~LIBOR~~Benchmark Yield accruing on days after the Determination Date in any calendar month shall be payable on the Payment Date occurring during the next calendar month. Any Base Rate Yield accruing on the days including the first day of a calendar month and ending on, and including, the Determination Date for such calendar month, shall be payable on the Payment Date occurring during such calendar month.

Any Base Rate Yield accruing on days after the Determination Date in any calendar month shall be payable on the Payment Date occurring during the next calendar month.
(b)Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield or any fee payable hereunder, as the case may be.
(c)If any Advance requested by the Borrower and approved by the Lender and the Administrative Agent pursuant to Section 2,02 is not for any reason whatsoever, except as a result of the gross negligence or willful misconduct of, or failure to fund such Advance on the part of, the Lender, the Administrative Agent or an Affiliate thereof, made or effectuated, as the case may be, on the date specified therefor, the Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender related thereto (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Lender, the Administrative Agent or an Affiliate thereof), including without limitation any loss (including cost of funds and reasonable out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund Advances or maintain the Advances Outstanding. The Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.
SECTION 2.09 Fees~~Fees~~. The Borrower shall pay to the Lender (either directly or through the Administrative Agent) certain fees in the amounts and on the dates set forth in each Lender Fee Letter.
SECTION 2.10 Increased Costs; Capital Adequacy.
(a)If, due to either (i) the introduction of or any change following the Closing Date (including without limitation any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application following the Closing Date of any Applicable Law (including without limitation any law or regulation resulting in any interest payments paid to the Lender under this Agreement being subject to any Tax, except for Taxes on the overall net income of the Lender), in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the Closing Date from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Administrative Agent, the Lender or any Affiliate, participant (provided that a participant shall not be entitled to receive any greater payment under this Section 2,10 than the Lender would have been entitled to receive with respect to the participation sold to such participant), successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be, or there shall be any reduction in the amount of any sum received or receivable by an Affected Party under this Agreement, the Borrower shall, from time to time, after written demand by the Administrative Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
a.If a payment made to the Lender hereunder would be subject to United States federal withholding Tax imposed by FATCA if the Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower and Administrative Agent documentation reasonably requested by the Borrower and Administrative Agent sufficient for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that the Lender has complied with such applicable reporting requirements.
b.If the Administrative Agent or the Lender determines, in its sole discretion, that it has received a refund or credit (in lieu of such refund) of any amounts as to which it has been indemnified by a Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section 2,11, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2,11 with respect to the amounts giving rise to such refund), together with any interest paid by the relevant Governmental Authority with respect to such refund; provided that the Borrower, upon the request of the Administrative Agent or the Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or the Lender in the event the Administrative Agent or the Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or the Lender to make available its Tax returns or its books or records (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
Without prejudice to the survival of any other agreement of the Borrower and the Servicer hereunder, the agreements and obligations of the Borrower, the Servicer, the Administrative Agent and the Lender contained in this Section 2,11 shall survive the termination of this Agreement.
SECTION 2.12 Collateral Assignment of Agreements. The Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Purchase and Sale Agreement (and any UCC financing statements filed under or in connection therewith), the Loan Agreements related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the “Assigned Documents”). In furtherance and not in limitation of the foregoing, the Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, its right to indemnification under Article IX of the Purchase and Sale Agreement. The Borrower confirms that until the Collection Date the Collateral Agent (at the direction of the Administrative Agent) on behalf of the Secured Parties shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase and Sale Agreement and any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties. The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.
SECTION 2.13 Grant of a Security Interest. To secure the prompt, complete and indefeasible payment in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, the Borrower hereby (a) collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties, and (b) grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral Portfolio, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral Portfolio shall not include any Excluded Amounts, and the Borrower does not hereby assign, pledge or grant a security interest in any such amounts. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral Portfolio to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral Portfolio shall not release the Borrower from any of its duties or obligations under the Collateral Portfolio, and (c) none of the Administrative Agent, the Collateral Agent, the Lender (including without limitation its successors and assigns) or any Secured Party shall have any obligations or liability under the Collateral Portfolio by reason of this Agreement, and none of the Administrative Agent, the Collateral Agent or the Lender (including its successors and assigns) nor any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
SECTION 2.14 Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as the agent of the Borrower, at its address set forth in Section 11,02 (or such other address as the Administrative Agent may designate in writing to the other parties to this Agreement) a copy of each assignment and acceptance agreement and participation agreement delivered to and accepted by it and a register for the recordation of the names and addresses and interests of the Lenders (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and each Lender shall treat each Person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
SECTION 2.15 Survival of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Sections 4,01, 4,02 and 4,03 are made and are true, complete and correct in all material respects on the date of this Agreement and on each Cut-Off Date unless such representations and warranties are made as of a specific date.

SECTION 2.17 Release of Loan Assets.

(a)The Borrower may obtain the release of (i) any Loan Asset (and the related Portfolio Assets pertaining thereto) released pursuant to a Lien Release Dividend, sold or substituted in accordance with the applicable provisions of Section 2,07 or liquidated in accordance with Sections 6,05 and 12.08(a) and any Portfolio Assets pertaining to such Loan Asset and (ii) any Collateral Portfolio that expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Servicer and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower, give notice of such release to the Collateral Custodian (in the form of Exhibit L) (unless the Collateral Custodian and the Collateral Agent are the same Person) and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement. Upon receiving such notification by the Collateral Agent as described in the immediately preceding sentence, if applicable, the Collateral Custodian shall deliver to the Borrower (or its designee) the Required Loan Documents relating to the Loan Asset subject to such release within two Business Days of receipt of such notification and request.
(b)Promptly after the Collection Date has occurred, the Lender and the Administrative Agent, in accordance with their respective interests, shall release to the Borrower, for no consideration but at the sole expense of the Borrower, their respective remaining interests in the Portfolio Assets, free and clear of any Lien resulting solely from an act by the Collateral Agent, the Lender or the Administrative Agent but without any other representation or warranty, express or implied, by or recourse against the Lender or the Administrative Agent.
SECTION 2.17 Treatment of Amounts Received by the Borrower. Amounts received by the Borrower in connection with sales and substitutions of Loan Assets pursuant to Section 2,07 on account of such Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.
SECTION 2.18 Prepayment; Termination.
(a)Except as expressly permitted or required herein, including without limitation any repayment necessary to cure a Borrowing Base Deficiency, Advances Outstanding may only be reduced in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent and the Collateral Agent at least three Business Days (or, in the case of One Day Advances, one Business Day) prior to such reduction. Upon any prepayment, the Borrower shall also pay in full any Make-Whole Premium, any Breakage Fees (solely to the extent such prepayment occurs on any day other than a Payment Date or with less than three Business Days’ (or, in the case of One Day Advances, one Business Day’s) prior written notice to the Administrative Agent) and other accrued and unpaid costs and expenses of the Administrative Agent and the Lender related to such prepayment; provided that no reduction in Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to pay all such amounts in full, as determined by the Administrative Agent, in its sole discretion and (ii) no event has occurred or would result from such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.18(a) to the payment of any Breakage Fees, to the pro rata reduction of the Advances Outstanding and to the payment of any accrued and unpaid costs and expenses of the Administrative Agent and the Lender related to such prepayment. Any notice relating to any repayment pursuant to this Section 2.18(a) shall be irrevocable.
(b)The Borrower may, at its option, terminate this Agreement and the other Transaction Documents or reduce the Maximum Facility Amount, as applicable, upon three Business Days’ prior written notice to the Administrative Agent and the Collateral Agent and only so long as no Event of Default has occurred and no Unmatured Event of Default exists. Subject to the satisfaction of the conditions set forth in the immediately preceding sentence, the Borrower may terminate this Agreement upon indefeasible payment in full of all Advances Outstanding, all accrued and unpaid Yield, any Breakage Fees, all accrued and unpaid costs and expenses of the Collateral Agent, the Administrative Agent and the Lender and payment of all other Obligations (other than unmatured contingent obligations) (but without the payment of any prepayment premiums, including the Make-Whole Premium, or prepayment fees).
(c)Notwithstanding anything to the contrary in Section 2.18(b), no Make-Whole Premium shall be payable by the Borrower in the event that either (x) the Obligations are refinanced by the proceeds of any other financing of the Transferor or any of its Affiliates by any of the Administrative Agent or any of their respective Affiliates or (y) the Administrative Agent or any of their respective Affiliates enters into another credit facility or other financing with the Transferor or any of its Affiliates substantially concurrently with the termination of this Agreement (provided that in either case of clause (x) or clause (y) above, the aggregate commitments of such financing shall equal or exceed the Advances Outstanding on such date, and the Administrative Agent or its respective Affiliates hold at least 51% of the aggregate commitments of such replacement or other financing).
(d)The Borrower hereby acknowledges and agrees that the Make-Whole Premium constitutes additional consideration for the Lender to enter into this Agreement.
SECTION 2.19 Extension of Stated Maturity Date and Reinvestment Period—.
(a)The Borrower may, at any time after the first anniversary of the ~~Sixth~~Eighth Amendment Effective Date, make a request to the Administrative Agent to extend the date set forth in the definition of “Stated Maturity Date” for an additional period of one year. The Stated Maturity Date may be extended by one year by mutual agreement among the Administrative Agent, the Lenders, the Borrower and the Servicer (such extension, the “Initial Stated Maturity Extension”). Following such Initial Stated Maturity Extension, the Borrower may, at any time thereafter, make a request to the Administrative Agent to extend the date set forth in the definition of “Stated Maturity Date” (as revised by the Initial Stated Maturity Extension) for an additional period of one year (such extension, the “Second Stated Maturity Extension”). The Stated Maturity Date (as revised by the Initial Stated Maturity Extension) may be extended by one year upon the mutual agreement among the Administrative Agent, the Lenders, the Borrower and the Servicer. The effectiveness of either the Initial Stated Maturity

Servicer in an amount not to exceed the lesser of (A) the amount requested by the Servicer and (B) the amount on deposit in the Principal Collection Account on such day.
SECTION 2.22 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Advances made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Advances or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than an assignment to the Borrower (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
SECTION 2.23 Defaulting Lenders.
(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11,01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists and is continuing), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists or is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2,09 for any period during which that Lender is a Defaulting Lender and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender.
a.Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify in writing the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of ~~Outstanding~~ Advances Outstanding of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.24 Benchmark Replacement.
(a)Replacement of LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month LIBOR tenor settings. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, on the earlier of:

(i)the date on which all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by the regulatory supervisor of the administrator of the LIBOR Page or it has been announced by the Financial Conduct Authority pursuant to a public statement or publication of information that LIBOR is no longer representative; and
(ii)the Early Opt-in Effective Date;
then, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Transaction Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Transaction Document; provided that, notwithstanding anything to the contrary in Section 11.01, the Administrative Agent may amend this Agreement to adopt Benchmark Replacement Conforming Changes in connection with the replacement of LIBOR with the Benchmark Replacement. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, upon the occurrence of a Term SOFR Transition Event and the delivery of a Term SOFR Notice, if the Benchmark Replacement is not Term SOFR, then, on the date which is thirty (30) days following the delivery of the Term SOFR Notice, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document. For the avoidance of doubt, the Administrative Agent shall not be required to deliver any Term SOFR Notice after the occurrence of a Term SOFR Transition Event, and may do so in its sole discretion.
(a)Benchmark Transition Event. Notwithstanding anything to the contrary herein, upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any other Transaction Document in respect of any Benchmark setting at or after

5:00 p.m. (New York time) on the fifth (5th) Business Day after the Administrative Agent shall have provided notice of such Benchmark Replacement to all Lenders, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Advances to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to a Base Rate Advance. During the period referenced in the foregoing sentence, any component of the Base Rate based upon the Benchmark will not be used in any determination of the Base Rate.
(c)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.
(d)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders (with a copy to the Collateral Custodian) of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.23, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.23.
(e)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings by notice to the parties hereto.

(a)(ii) or (a)(vi) above) the Administrative Agent hereby acknowledges that, each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3,01 have been satisfied.
SECTION 3.02 Conditions Precedent to All Advances. Each Advance (including the Initial Advance, except as explicitly set forth below) to the Borrower from the Lender shall be subject to the further conditions precedent that:
(a)On the Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:
(i)the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian and, with respect to the Borrowing Base Certificate only, the Collateral Agent), with respect to ~~LIBOR~~Benchmark Advances no later than 1:00 p.m. on the date that is three Business Days prior to the related Advance Date, with respect to One Day Advances no later than 1:00 p.m. on the date that is one Business Day prior to the related Advance Date and with respect to Base Rate Advances no later than 1:00 p.m. on the date that is one Business Day prior to the related Advance Date: (A) a Notice of Borrowing, (B) a Borrowing Base Certificate, (C) a Loan Asset Schedule and (D) in the case of any Advance made for the purpose of purchasing Eligible Loan Assets, a Loan Assignment in the form of Exhibit A to the Purchase and Sale Agreement (including Schedule I thereto) and containing such additional information as may be reasonably requested by the Administrative Agent;
(ii)in the case of any Advance made for the purpose of purchasing Eligible Loan Assets, (A) the Transferor and Borrower (1) shall have caused the Borrower to become the lender of record under the Eligible Loan Assets to be purchased by executing any assignment or novation instruments contemplated by each such relevant Loan Agreement and performing any other actions which the Obligor or administrative agent in respect of each such Eligible Loan Asset may require and (2) shall have delivered to the Administrative Agent and the Collateral Agent all documents (or copies thereof) evidencing each such assignment or novation no later than 1:00 p.m. one Business Day prior to the related Advance Date and (B) the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 1:00 p.m. one Business Day prior to the related Advance Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan Asset, a fully executed assignment agreement); provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian within five Business Days of any related Advance Date as to any Loan Assets;
(iii)the representations and warranties contained in Sections 4,01, 4,02 and 4,03 are true and correct in all material respects, and, in the case of any Advance made for the purpose of purchasing Eligible Loan Assets, there exists no

Date, other than a Change of Control previously approved by the Administrative Agent in writing.
a.The Administrative Agent shall have approved as of the applicable Cut-Off Date in its sole and absolute discretion each of the Eligible Loan Assets identified in the applicable Loan Asset Schedule for inclusion in the Collateral Portfolio.
b.No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by the Lender or the proposed transfer to the Borrower pursuant to the terms of the Purchase and Sale Agreement.
c.The Advance Date with respect to such Advance shall occur prior to the end of Reinvestment Period, except with respect to an Advance made pursuant by Section 2.02(f), and in no event shall occur after the Facility Maturity Date.
d.The Borrower shall have paid all fees then required to be paid, in accordance with the provisions of the Transaction Documents, including all fees required hereunder and under each Lender Fee Letter and the U.S. Bank Fee Letter and shall have, in accordance with the provisions of the Transaction Documents, reimbursed the Lender, the Administrative Agent, the Collateral Custodian, the Bank and the Collateral Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including (i) the reasonable attorney fees and (ii) any other invoiced legal and document preparation costs incurred by the Administrative Agent, the Lender and the Collateral Agent.
The failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent and the Lender, which right may be exercised at any time on the demand of the Administrative Agent or the Lender, to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the Lender an amount equal to the Advances (plus Breakage Fees) made during any such time that any of the foregoing conditions precedent were not satisfied.
SECTION 3.03 Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to the Lender’s obligation to make such an Advance unless such waiver is in writing and executed by the Lender.
SECTION 3.04 Conditions to Transfers of Loan Assets. Each transfer of an additional Eligible Loan Asset to the Borrower pursuant to Section 2,06, a Substitute Eligible Loan Asset pursuant to Section 2.07(a) or (e), an additional Eligible Loan Asset pursuant to Section 2,21 or any other transfer of a Loan Asset to the Borrower pursuant to the terms of the Purchase and Sale Agreement shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):
(a)the Servicer (on behalf of the Borrower) shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian and, with respect to the Borrowing Base Certificate only, the Collateral Agent) no later than 5:00 p.m. on the date that is one Business Day prior to the related Cut-Off Date: (A) a Borrowing Base Certificate, (B) a

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
SECTION 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the Seventh Amendment Effective Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Payment Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):
(a)Organization, Good Standing and Due Qualification. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (subject to Section 5.02(g)) and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio requires such qualification. Without limiting the generality of the foregoing and for the avoidance of doubt, all consents or approvals required under the JPM Credit Documents in connection with the execution, delivery or performance by the Borrower of this Agreement and the other Transaction Documents, including, without limitation, for the transfer of the Collateral Portfolio to the Borrower and the pledge of a first priority perfected security interest in such Collateral Portfolio by the Borrower to the Collateral Agent have been obtained.
(b)Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the necessary power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio on the terms and conditions of this Agreement, subject only to Permitted Liens.
(c)Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).
(d)All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect.

(xiii) with respect to any Collateral Portfolio that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such certificated security; and
(xiv) with respect to any Collateral Portfolio that constitutes an “uncertificated security”, that the Borrower shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.
(nn) Designated Subsidiary. The Borrower has been duly and properly designated as a Designated Subsidiary by the Servicer (under and as defined in the JPM Credit Documents).
SECTION 4.02 Representations and Warranties of the Borrower Relating to the Agreement and the Collateral Portfolio. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date, as of any date which Loan Assets are transferred to the Borrower pursuant to the terms of the Purchase and Sale Agreement and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:
(a)Valid Transfer and Security Interest. This Agreement constitutes a grant of a security interest in all of the Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, which upon the delivery of the Required Loan Documents to the Collateral Custodian and the filing of the UCC financing statements, shall be a valid and first priority perfected security interest in the Loan Assets forming a part of the Collateral Portfolio and in that portion of the Loan Assets in which a security interest may be perfected by any filing of a UCC financing statement subject only to Permitted Liens. Neither the Borrower nor any Person claiming through or under Borrower shall have any claim to or interest in the Controlled Accounts and, nothing in this Agreement constitutes the grant of a security interest in such property, except for the interest referenced in this Section 4.02(a) and for the interest of the Borrower in such property as a debtor for purposes of the UCC.
(b)Eligibility of Collateral Portfolio. As of the Closing Date, each Cut-Off Date and each Advance Date, (i) the Loan Asset Schedule and the information contained in each Notice of Borrowing is an accurate and complete listing of all the Loan Assets contained in the Collateral Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral Portfolio and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of the Borrowing Base or any Borrowing Base Deficiency is an Eligible Loan Asset and (iii) with respect to each item of Collateral Portfolio, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the transfer of a security interest in each item of Collateral Portfolio to the Collateral Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect. For the avoidance of doubt, any inaccurate representation that a Loan Asset is an Eligible Loan Asset hereunder or under the Purchase and Sale Agreement shall not constitute an Event of Default if the Borrower complies with Section 2.07(e) hereunder and the Transferor complies with Section 6.1 of the Purchase and Sale Agreement.
(c)No Fraud. Each Loan Asset was originated or acquired without any fraud or material misrepresentation by the Transferor or, to the best of the Borrower’s knowledge, on the part of the Obligor.
SECTION 4.03 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):
(a)Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland (except as such jurisdiction is changed as permitted hereunder), with all requisite corporate power and authority necessary to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement. Without limiting the generality of the foregoing and for the avoidance of doubt, all consents or approvals required under the JPM Credit Documents in connection with the execution, delivery or performance by the Servicer of this Agreement and the other Transaction Documents, including, without limitation, for the transfer of the Collateral Portfolio to the Borrower and the pledge of a first priority perfected security interest in such Collateral Portfolio by the Borrower to the Collateral Agent have been obtained.
(b)Due Qualification. The Servicer is duly qualified to do business as a corporation and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and/or the conduct of its business requires such qualification, licenses or approvals.
(c)Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of this Agreement and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.
(d)Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such

(r)    Environmental. With respect to each item of Underlying Collateral, to the actual knowledge of a Responsible Officer of the Servicer: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a Federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. The Servicer has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does the Servicer have knowledge or reason to believe that any such notice will be received or is being threatened.
(s)    No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.
(t)    Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges; provided that it is understood and acknowledged that the Borrower will be consolidated with or treated as a part of the Servicer for Tax purposes.
(u)    Servicer Termination Event. No event has occurred which constitutes a Servicer Termination Event (other than any Servicer Termination Event which has previously been disclosed to the Administrative Agent as such).
(v)Broker-Dealer. The Servicer is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.
(w)    Compliance with Applicable Law. The Servicer has complied in all material respects with all Applicable Law to which it may be subject, and no Loan Asset in the Collateral Portfolio contravenes in any respect any Applicable Law.
(x)Designated Subsidiary. The Servicer has duly and properly designated the Borrower as a Designated Subsidiary (under and as defined in the JPM Credit Documents).
SECTION 4.04 Representations and Warranties of the Collateral Agent. The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:
(a)Organization; Power and Authority. It is a duly organized and validly existing Japanese banking corporation. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.
(b)Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary corporate action on its part, either in its individual capacity or as Collateral Agent, as the case may be.

(c)No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.
(d)No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law.
(e)All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.
(f)Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).
SECTION 4.05 Representations and Warranties of the Lender. The Lender hereby as of the Closing Date represents and warrants that it is (a) either a “qualified institutional buyer” under Rule 144A of the Securities Act or an institutional “accredited investor” as defined in Rule 501(a)(l)-(3) or (7) under the Securities Act and (b) a “qualified purchaser” under the 1940 Act. Such representation shall be without prejudice to the characterization of the obligations of the Borrower hereunder in respect of the Advances as commercial loans and not as securities.
SECTION 4.06 Representations and Warranties of the Collateral Custodian. The Collateral Custodian, in its individual capacity and as Collateral Custodian, represents and warrants as follows:
(a)Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.
(b)Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.
(c)No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.
SECTION 6.05 Realization Upon Loan Assets. The Servicer will use reasonable efforts consistent with the Servicing Standard to foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Underlying Collateral relating to a Defaulted Loan Asset as to which no satisfactory arrangements can be made for collection of delinquent payments. In addition, the Servicer may, consistent with the Servicing Standard, sell or otherwise transfer, or if it deems advisable to maximize recoveries, hold any Defaulted Loan Asset, equity or other securities received by the Borrower in connection with a default, workout, restructuring or plan of reorganization or similar event under a Loan Asset. The Servicer will comply with the Servicing Standard and Applicable Law in realizing upon such Underlying Collateral, and employ practices and procedures, including without limitation reasonable efforts consistent with the Servicing Standard, (x) to enforce all obligations of the Obligors under the Loan Agreements and other legal documentation related to such Defaulted Loan Asset and (y) to foreclose upon, repossess and cause the sale of such Underlying Collateral at public or private sales other than with respect to any Defaulted Loan Asset, equity or other securities that the Servicer may hold as described in the preceding sentence of this Section 6,05. Without limiting the generality of the foregoing, unless the Administrative Agent has specifically given instruction to the contrary, the Servicer may cause the sale of any such Underlying Collateral to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Administrative Agent setting forth the Loan Asset, the Underlying Collateral, the sale price of the Underlying Collateral and certifying that such sale price is at least equal to the fair market value of such Underlying Collateral. In any case in which any such Underlying Collateral has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Underlying Collateral unless it reasonably determines that such repair and/or foreclosure or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Servicer will remit to the Principal Collection Account the Recoveries received in connection with the sale or disposition of Underlying Collateral relating to a Defaulted Loan Asset.
SECTION 6.06 Servicing Compensation~~s~~e~~rvicing Comp~~e~~nsation.~~ As compensation for its activities hereunder and reimbursement for its expenses, the Servicer shall be entitled to be paid the Servicing Fees and reimbursed its reasonable expenses as provided in Section 2,04.
SECTION 6.07 Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including without limitation fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer, on behalf of the Borrower, will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with this Agreement or the maintenance of the Controlled Accounts. The Borrower will reimburse the Servicer for any reasonable expenses incurred hereunder or on behalf of the Borrower, subject to the availability of funds pursuant to Section 2,04; provided that, to the extent funds are not so available on any Payment Date to reimburse such expenses incurred during the immediately ended Remittance Period, such reimbursement amount shall be deferred and payable on the next Payment Date on which funds are available therefor pursuant to Section 2,04 and such deferred reimbursement amount shall bear interest beginning on the Payment Date immediately following the Remittance Period in which such expenses were incurred until paid at an annual rate equal to the ~~LIBOR~~Benchmark Yield Rate. For the avoidance of doubt, the Servicer shall remain liable for, and shall pay in accordance with the terms hereof, all expenses payable by it as set forth in this Section 6,07 or otherwise under this Agreement, notwithstanding any failure of the Servicer to be reimbursed on any Payment Date due to the insufficiency of funds. Following realization of the Collateral Portfolio and distribution of proceeds in the manner provided in Section 2,04, any claims of the Servicer against the Borrower in respect of any deferred reimbursement amount or otherwise shall be extinguished and shall not thereafter revive.
SECTION 6.08 Reports to the Administrative Agent; Account Statements; Servicing Information.
(a)Notice of Borrowing or Conversion. Not later than 1:00 p.m. on the (x) first Business Day or (y) third Business Day, as applicable before (i) the Advance Date or ~~LIBOR~~Benchmark Conversion Date, as applicable, for a ~~LIBOR~~Benchmark Advance, (ii) the Base Rate Conversion Date for a Base Rate Advance and (iii) each reduction of Advances Outstanding pursuant to Section 2,18 and not later than 1:00 p.m. on the first Business Day before the Advance Date for an Advance pursuant to Section 2.02(b) that is a Base Rate Advance or a One Day Advance, the Borrower (or the Servicer on its behalf) will provide a Notice of Borrowing, a Conversion Notice or a Notice of Reduction, as applicable, and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent and each Lender (with a copy to the Collateral Agent).
(b)Servicing Report, (i) Within five (5) Business Days after the end of each calendar month, the Servicer will provide to the Borrower, the Administrative Agent, each Lender and the Collateral Agent a monthly statement including the following information, as of the last Business Day of the preceding calendar month, (A) the current list of Obligors and the Outstanding Balance of each Loan Asset with respect to each such Obligor, (B) the current rating(s) of the Loan Assets by Moody’s or S&P, or both, if applicable, (C) a list of all Defaulted Loan Assets, (D) an accounting of collections with respect to the Loan Assets and the cash balance on deposit in the Collection Account, (E) the aggregate Outstanding Balance of all Loan Assets as of such day, (F) the Advances Outstanding as of such day and (G) the difference between the aggregate Outstanding Balance and the Advances Outstanding as of such day and (ii) on each Reporting Date, the Servicer will provide to the Borrower, the Administrative Agent and the Collateral Agent, a monthly statement including (A) a Borrowing Base Certificate calculated as of the most recent Determination Date, (B) a summary prepared with respect to each Obligor and with respect to each Loan Asset for such Obligor prepared as of the most recent Determination Date that will be required to set forth (x) updated on a quarterly basis, covenant compliance for each such Loan Asset for the most recently ended relevant test period for such Loan Asset in the related Loan Agreement based on information received by the Servicer, (y) whether or not each such Loan Asset shall have become subject to a material amendment, restatement, supplement, waiver or other modification and whether such year) and within 90 days (or such longer period as specified in the Loan Agreement) after the end of each such Obligor’s fiscal year. The Servicer will promptly deliver to the Administrative Agent, upon reasonable request and to the extent received by the Borrower and/or the Servicer, all other documents and information required to be delivered by the Obligors to the Borrower with respect to any Loan Asset included in the Collateral Portfolio.
a.Amendments to Loan Assets. The Servicer will deliver to the Administrative Agent and the Collateral Custodian a copy of any material amendment, restatement, supplement, waiver or other modification to the Loan Agreement of any Loan Asset (along with any internal documents prepared by the Servicer and provided to its investment committee in connection with such amendment, restatement, supplement, waiver or other modification) within 10 Business Days of the effectiveness of such amendment, restatement, supplement, waiver or other modification.
b.Website Access to Information. Notwithstanding anything to the contrary contained herein, information required to be delivered or submitted to any Secured Party pursuant to Section 5,03(i) and this Article VI shall be deemed to have been delivered on the date on which such information is posted on an IntraLinks (or other replacement) website to which the Administrative Agent has access.
SECTION 6.09 Annual Statement as to Compliance. The Servicer will provide to the Administrative Agent and the Collateral Agent within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2012, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred.
SECTION 6.10 Annual Independent Public Accountant’s Servicing Reports. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Administrative Agent and the Collateral Agent within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2012, a report covering such fiscal year to the effect that such accountants (i) have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule IV, it being understood that the Servicer and the Administrative Agent will provide an updated Schedule IV reflecting any further amendments to such Schedule IV prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule IV) to certain documents and records relating to the Collateral Portfolio under any Transaction Document, (ii) have compared the information contained in the Servicing Reports and the Servicer’s Certificates delivered during the period covered by such report with such documents and records and (iii) have concluded that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

SECTI0N6.1l The Servicer Not to Resign~~Th~~e ~~S~~e~~rvic~~e~~r Not to R~~e~~si~~gn. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause
c.above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a Replacement Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6,02.
SECTION 6.12 Required Sale Date. Notwithstanding any restrictions or any other provisions to the contrary herein or in any other Transaction Document, the Borrower shall divest itself of all Required Sale Assets on or prior to the Required Sale Date. For the avoidance of doubt, the Borrower’s divestment of the Required Sale Assets shall not be included in determining the Borrower’s compliance with Section 2,07 of this Agreement.
ARTICLE VII.
EVENTS OF DEFAULT
SECTION 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)(i) the Borrower shall enter into one or more agreements for borrowed money other than this Agreement or without the consent of the Administrative Agent or (ii) the Servicer or the Transferor defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party in an aggregate principal amount in excess of $100,000,000 and any such failure continues unremedied for two Business Days and such default is not cured within the applicable cure period, if any, provided for under such agreement; or
(b)any failure on the part of the Borrower or the Transferor duly to observe or perform in any material respect any other covenants or agreements of the Borrower or the Transferor set forth in this Agreement or the other Transaction Documents to which the Borrower or the Transferor is a party and the same continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Transferor by the Administrative Agent, the Lender or the Collateral Agent and (ii) the date on which the Borrower or the Transferor acquires knowledge thereof; or
(c)the occurrence of a Bankruptcy Event relating to the Transferor or the Borrower; or

(r) either the Borrower or the Transferor makes any assignment or attempted assignment of their respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Required Lenders and the Administrative Agent, which consent may be withheld by the Required Lenders or the Administrative Agent in the exercise of their sole and absolute discretion;
then, by notice to the Borrower, (x) so long as the Administrative Agent is SMBC, the Administrative Agent may, and (y) whether or not the Administrative Agent is SMBC, the Administrative Agent at the direction of the Required Lenders shall, declare the Facility Maturity Date to have occurred; provided that, in the case of any event described in Section 7.01(c) above, the Facility Maturity Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing Loan Assets from the Transferor under the Purchase and Sale Agreement, (ii)(x) so long as the Administrative Agent is SMBC, the Administrative Agent may, and (y) whether or not the Administrative Agent is SMBC, the Administrative Agent at the direction of the Required Lenders shall, declare the Advances Outstanding to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable, and (iii) all proceeds and distributions in respect of the Portfolio Assets shall be distributed by the Bank (at the direction of the Collateral Agent or the Administrative Agent) as described in Section 2.04(d) (provided that the Borrower shall in any event remain liable to pay such Advances Outstanding and all such amounts and Obligations immediately in accordance with Section 2.04(f) hereof). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent (or any designee thereof, including without limitation the Servicer), following an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Lender or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. If any Event of Default shall have occurred, the ~~LIBOR~~Benchmark Yield Rate, the One Day Advance ~~LIBOR~~ Yield Rate and Base Rate Yield Rate shall be increased pursuant to the increase set forth in the definition of “Applicable Spread”, effective as of the date of the occurrence of such Event of Default, and shall apply after the occurrence of such Event of Default.
SECTION 7.02 Additional Remedies of the Administrative Agent.
(a)If, (i) upon the Administrative Agent’s declaration that the Advances Outstanding hereunder are immediately due and payable pursuant to Section 7,01 upon the occurrence of an Event of Default, or (ii) on the Facility Maturity Date (other than a Facility Maturity Date occurring pursuant to clause (d) of the definition thereof prior to an Event of Default), the aggregate outstanding principal amount of the Advances Outstanding, all accrued and unpaid Fees and Yield and any other Obligations are not immediately paid in full, then the such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
a.If the Servicer has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8,02 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Servicer in an amount equal to the amount it has collected from others in respect of such Indemnified Amounts, without interest.
b.The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loan Assets.
c.The obligations of the Servicer under this Section 8,02 shall survive the resignation or removal of the Administrative Agent, the Collateral Agent, the Lender or the Collateral Custodian and the termination of this Agreement.
d.Any indemnification pursuant to this Section 8,02 shall not be payable from the Collateral Portfolio.
Each applicable Indemnified Party shall deliver to the Indemnifying Party under Section 8,01 and Section 8,02, within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts.
SECTION 8.03 Legal Proceedings~~Lcgal Procee~~dings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8,01, the first sentence of Section 8,02 or Section 8.02(e), as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnified Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; providedfurther that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.
SECTION 8.04 After-Tax Basis~~Aft~~e~~r-Tax B~~asis. Indemnification under Section 8,01 and 8,02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.
ARTICLE IX.
THE ADMINISTRATIVE AGENT
SECTION 9.01 The Administrative Agent-.
(a)Appointment. The Lender and each Secured Party hereby appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of the Lender and each Secured Party. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with the Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to file UCC financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any UCC financing statement with respect to the Collateral Portfolio as a UCC financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to

Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any resignation or removal of the Administrative Agent hereunder, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
(ii) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(k) Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lender shall be paid by the Administrative Agent to the Lender and any assignee of the Lender in accordance with the Lender’s or such assignee’s respective Commitment Percentage, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to the Lender and such assignees of the Lender on such Business Day, but, in any event, shall pay such amounts to the Lender and such assignee of the Lender not later than the following Business Day.
SECTION 9.02 Erroneous Payments.
(a)Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent, the Bank or any of their respective Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Davs thereafter, return to the Administrative Agent or the Bank, as applicable, the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent or the Bank at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent and the Bank, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or the Bank, as applicable, for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender pursuant to the foregoing shall be conclusive, absent manifest error.
(b)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent, the Bank or any of their respective Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent or the Bank, as applicable, the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent or the Bank, as applicable, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Borrower.
(d)Each party’s obligations pursuant to the foregoing shall survive the resignation or replacement of the Administrative Agent or the Bank or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Transaction Document.
(e)Notwithstanding anything to the contrary herein or in any other Transaction Document, neither the Borrower nor ay of its Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 9.02 in respect of any erroneous Payment.

copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 45 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed.
ARTICLE XI.
MISCELLANEOUS
SECTION 11.01 Amendments and Waivers. Except in connection with the adoption of ~~a Succ~~e~~ssor Rat~~eBenchmark Replacement and Benchmark Replacement Conforming Changes, no amendment or waiver of any provision of this Agreement or any other Transaction Document (including any increase in the Aggregate Commitments), and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders, the Administrative Agent, the Servicer and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)extend or increase the Commitment of any Lender without the written consent of such Lender;
(b)other than any modifications contemplated by Section 11,01 (a) or (c), modify the definition of “Reinvestment Period” or “Stated Maturity Date” without the written consent of SMBC (to the extent SMBC is a Lender) and each Lender that has at least the lesser of (i) $75,000,000 in Commitments and (ii) 10% of Aggregate Commitments;
(c)postpone any date fixed by this Agreement or any other Transaction Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Transaction Document without the written consent of each Lender directly affected thereby;
(d)reduce the principal of, or the rate of interest specified herein on, any Advance, or (subject to clause (ii) of the second proviso to this Section 11,01) any fees or other amounts payable hereunder or under any other Transaction Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Base Rate, Prime Rate, or ~~LIBOR~~Benchmark Yield Rate that would result in a reduction of any interest rate on any Advance or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that this clause (d) shall not apply in the case of an amendment to adopt a ~~Successor Rate~~Benchmark Replacement or Benchmark Replacement Conforming Changes;
(e)change any provision in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

Agent and each Lender whose Commitment is being increased. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately and materially adversely relative to other affected Lenders shall require the consent of such Defaulting Lender;
and, provided, further, that any amendment, modification or waiver to correct any inconsistency or cure any ambiguity or error in this Agreement may be entered into with the written consent of only the Borrower, the Servicer and the Administrative Agent;
and, provided, further, that the Borrower (or the Servicer on its behalf) will provide notice to the Collateral Custodian of the effectiveness of each amendment, waiver, and consent; provided, however, that failure to provide such notice to the Collateral Custodian shall not affect the effectiveness of such amendment, waiver, or consent.
SECTION 11.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto:
If to the Borrower:
Ares Capital JB Funding LLC
245 Park Avenue, 44th Floor
New York, New York 10167
Attention: General Counsel and Chief Financial Officer
Facsimile No.: (212) 750-1777
Confirmation No.: (212) 750-7300
and in each case:
Ares Capital JB Funding LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, California 90067
Attention: Chief Accounting Officer
Facsimile No.: (310)201-4197
Confirmation No.: (310) 201-4205
with a copy to:
Latham & Watkins LLP
355 South Grand Avenue

If to the Bank:
U.S. Bank National Association
Corporate Trust Services
One Federal Street, Third Floor
Boston, Massachusetts 02110
Reference: CDO Unit - Ares Capital JB Funding LLC
Attention: James Byrnes
Email:aresmgmt@usbank.com and james.byrnes@usbank.com
If to the Collateral Custodian:
U.S. Bank National Association
as the Collateral Custodian
1719 Range Way
Florence, SC 29501
Attention: Steve Garrett
Facsimile No.: 843-673-0162
with a copy to:
U.S. Bank National Association
Corporate Trust Services
One Federal Street, Third Floor
Boston, Massachusetts 02110
Reference: CDO Unit - Ares Capital JB Funding LLC
Attention: James Byrnes
Email: aresmgmt@usbank.com and james.byrnes@usbank.com
Notices and communications by facsimile and e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received.
SECTION 11.03 No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Agent or the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 11.04 Binding Effect; Assignability; Multiple Lenders.
(a)This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian, the Bank and their respective successors and permitted assigns. The Lender and its respective successors and assigns may assign, syndicate, or grant a security interest or sell a participation interest in, (i) this Agreement and the Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) and/or (ii) any Advance (or portion thereof) or any Variable Funding Note (or any portion thereof) to any Person other than the Borrower or an Affiliate thereof; provided that, (x) so long as no Event of Default has occurred, unless the Borrower shall otherwise consent in its sole discretion, the Lender may only assign, syndicate, grant a security interest or sell a participation in, its rights and obligations hereunder to an Affiliate who is not an Ares Competitor and (y) after an Event of Default has occurred, the Lender may assign its rights and obligations hereunder to any Person or Persons who are not an Ares Competitor. Any such assignee shall execute and deliver to the Servicer, the Borrower and the Administrative Agent a fully-executed assignment and acceptance substantially in the form of Exhibit M hereto (an “Assignment and Acceptance”) and a fully-executed Joinder Supplement. The parties to any such assignment, grant or sale of a participation interest shall execute and record in its books and records such agreement or document as may be satisfactory to such parties. None of the Borrower, the Transferor or the Servicer may assign, or permit any Lien (other than Permitted Liens) to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent (with respect to assignments, solely as to the Borrower) of the Lender (or with respect to the permissibility of any Lien, the Required Lenders) and the Administrative Agent.
(b)Whenever the term “Lender” is used herein, it shall mean SMBC, each other Lender party hereto and/or each of their respective assignees, as the context may require; provided that prior to the last day of the Reinvestment Period, each such party shall have a pro rata share of the rights and obligations of the Lender hereunder in such percentage amount as shall be obtained by dividing such party’s commitment to fund Advances hereunder by the total commitment of all parties to fund Advances hereunder; providedfurther that on and after the last day of the Reinvestment Period, each such party shall have a pro rata share of the aggregate Advances Outstanding as shall be obtained by dividing the amount of Advances Outstanding funded by such party by the total amount of Advances Outstanding (in each case, the “Commitment Percentage”). Unless otherwise specified herein, any right at any time of the Lender to enforce any remedy, or instruct the Administrative Agent to take (or refrain from taking) any action hereunder, shall be exercised by the Administrative Agent only upon direction by the Required Lenders at such time.
(c)Notwithstanding any other provision of this Section 11,04, the Lender may at any time pledge or grant a security interest in all or any portion of its rights (including without limitation rights to payment of principal and interest) under this Agreement to secure obligations of the Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release the Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for the Lender as a party hereto.
(d)Each Affected Party, each Indemnified Party and each Secured Party shall be an express third party beneficiary of this Agreement.
SECTION 11.05 Term of This Agreement. This Agreement, including without limitation the Borrower’s obligation to observe its covenants and other agreements as set forth in Articles V and VI and the Servicer’s obligation to observe its covenants and other agreements as set forth in Articles V and VI, shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Articles VIII and XI and the provisions of Section 11,06, Section 11,07, Section 11,08, Section 11,09, Section 11,11, Section 11,12, and Section 11,13 shall be continuing and shall survive any termination of this Agreement.

SECTION 11.06 GOVERNING LAW; JURY WAIVER THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
SECTION 11.07 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act (as hereinafter defined), the Administrative Agent (for itself and not on behalf of any Lender), the Bank and the Collateral Custodian hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Collateral Custodian, the Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall, promptly following a written request by the Administrative Agent, the Collateral Custodian, the Bank or any Lender, provide all documentation and other information that the Administrative Agent, the Collateral Custodian, the Bank or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
SECTION 11.08 Costs, Expenses and Taxes.
(a) In addition to the rights of indemnification granted to the Collateral Agent, the Bank, the Administrative Agent, the Lender, the Collateral Custodian and its Affiliates under Section 8,01 and Section 8,02 hereof, each of the Borrower, the Servicer and the Transferor agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lender, the Collateral Agent, the Bank and the Collateral Custodian incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including without limitation the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, the Lender, the Collateral Agent, the Bank and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent, the Lender, the Collateral Agent, the Bank and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Administrative Agent, the Lender, the Collateral Agent, the Bank or the Collateral Custodian in connection with such Person's enforcement, and after the occurrence of an Event of Default, such Person's potential enforcement, of this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith.
(e)The Borrower, the Servicer and the Transferor shall pay on demand any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any

Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any other Transaction Document or the funding or maintenance of Advances hereunder.
(f)The Servicer and the Transferor shall pay on demand all other reasonable out-of-pocket costs, expenses and Taxes (excluding Taxes imposed on or measured by net income) incurred by the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian and the Bank, including without limitation all costs and expenses incurred by the Administrative Agent in connection with periodic audits of the Borrower’s, the Transferor’s or the Servicer’s books and records, including without limitation the Records.
(g)For the avoidance of doubt, except with respect to the costs and expenses to be paid to the Collateral Agent and the Collateral Custodian, costs and expenses to be paid pursuant to this Section 11,07 shall exclude all allocable overhead costs and expenses.
SECTION 11.09 No Proceedings~~No Proceedings~~. Each of the Servicer and the Transferor agree that it will not institute against, or join any other Person in instituting against, the Borrower any proceedings of the type referred to in the definition of Bankruptcy Event so long as there shall not have elapsed one year (or such longer preference period as shall then be in effect) and one day since the Collection Date.
The provisions of this Section 11,08 are a material inducement for the Administrative Agent, the Collateral Agent and the Lender to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The Collateral Agent (acting as directed by the Administrative Agent) with the consent of the Required Lenders may seek and obtain specific performance of such provisions (including injunctive relief), including without limitation in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.
SECTION 11.10 Recourse Against Certain Parties.
(a) No recourse under or with respect to any obligation, covenant or agreement (including without limitation the payment of any fees or any other obligations) of the Administrative Agent or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by the Administrative Agent or any Secured Party pursuant hereto or in connection herewith shall be had against any administrator of the Administrative Agent or any Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of the Administrative Agent or any Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party hereto contained in this Agreement and all of the other agreements, instruments and documents entered into by the Administrative Agent or any Secured Party pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party (and nothing in this Section 11,09 shall be construed to diminish in any way such corporate obligations of such party), and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Administrative Agent or any Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of the Lender or the Administrative Agent or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Administrative Agent or any Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or are implied therefrom, and that any and all personal liability of every such administrator of the Administrative Agent or any Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of the Administrative Agent or any Secured Party or of any such administrator, or any of them, for breaches by the Administrative Agent or any Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
(b)Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower, the Transferor or the Servicer or any other Person against the Administrative Agent or any Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower, the Transferor and the Servicer each hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.
(c)No obligation or liability to any Obligor under any of the Loan Assets is intended to be assumed by the Administrative Agent or any Secured Party under or as a result of this Agreement and the transactions contemplated hereby.
(d)The provisions of this Section 11,09 shall survive the termination of this Agreement.
SECTION 11.11 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including each Lender Fee Letter, the U.S. Bank Fee Letter or other fee letters related to the subject matter hereof) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, the Servicer or the Transferor or (e) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent, the Collateral Custodian or the Bank having a need to know the same; provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed; or (iii) any other disclosure authorized by the Borrower, Servicer or the Transferor.
SECTION 11.15 Non-Confidentiality of Tax Treatment.
All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other Tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 11,14 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.
SECTION 11.16 Waiver of Set Offi-.
Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lender, the Collateral Agent or their respective assets.
SECTION 11.17 Headings and Exhibits.
The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
SECTION 11.18 Breaches of Representations, Warranties and Covenants.
For the avoidance of doubt, no breach or default of any representation, warranty or covenant contained in Sections 4,01, 4,02 or 4,03 or 5,01, 5,02, 5,03, 5,04 that does not constitute an Unmatured Event of Default or Event of Default shall be deemed to be a breach or default hereunder; provided that the foregoing shall not affect the definition of “Eligible Loan Asset”, the definition of “Warranty Event”, Sections 2.07(d), 2.07(f), 2,15, 2,21, 3.02(a), 3.04(g), 5,01(n), 8,01, 8,02, 11,05 and the schedules and exhibits hereto.
SECTION 11.19 Delivery of Termination Statements. Releases, etc—
Upon payment in full of all of the Obligations (other than unmatured contingent indemnification obligations) and the termination of this Agreement, the Administrative Agent wireless agency or operator, or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. However, the Collateral Custodian shall take all reasonable actions to mitigate any losses due to the occurrence of any of the events in the preceding sentence and shall perform all duties and actions required of them to the fullest extent possible and should the Collateral Custodian fail to be able to perform as required, the Collateral Custodian shall notify the Servicer and the Administrative Agent as soon as practicable of such occurrence.
(m)    The Collateral Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Collateral Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with reasonable due care; provided that the Administrative Agent and the Servicer have consented to such appointment.
(n)    The Collateral Custodian and the Bank shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of LIBOR (or any other Benchmark, Benchmark Replacement or other applicable rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, the date any Benchmark is replaced, Benchmark Transition Event, Early Opt-In Effective Date or any material disruption or other event relating to LIBOR or any other Benchmark, (ii) to select, determine or designate any Benchmark, Benchmark Replacement or other alternate reference rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any applicable adjustment for any Benchmark Replacement or any other spread adjustment or other modifier to any Benchmark, Benchmark Replacement or other replacement or successor rate or index, or (iv) to determine whether or what amendments or changes (including any Benchmark Replacement Conforming Changes) are necessary or advisable, if any, in connection with any of the foregoing.
(o)    Each of the Collateral Custodian and the Bank shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or the other Transaction Documents as a result of the unavailability of LIBOR (or any other Benchmark, Benchmark Replacement or other applicable rate) and the absence of any Benchmark, Benchmark Replacement rate or other replacement index or floating rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.
SECTION 12.07 Collateral Custodian Resignation.
The Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than 90 days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Administrative Agent gives the Collateral Custodian written notice of an earlier termination hereof, the Collateral Custodian shall (i) be reimbursed for any costs and expenses the Collateral Custodian shall incur in connection with

ANNEX A
Commitments

Lender	Commitment
Sumitomo Mitsui Banking Corporation	$500,000,000
Citizens Bank, N. A.	~~$150,000,000225,000,000~~
Sumitomo Mitsui Trust Bank, Limited, New York Branch	$75,000,000
Aggregate Commitments:	~~$725,000,000800,000,000~~

Ares Capital JB Funding LLC
Loan and Servicing Agreement

Exhibit B

CHANGED PAGES TO THE EXHIBITS TO THE LOAN AND SERVICING AGREEMENT

(See attached)

EXHIBITS

TO
LOAN AND SERVICING AGREEMENT

Dated as of January 20, 2012 and Amended as of ~~June 30~~May 28, ~~2015~~2021

(Ares Capital JB Funding LLC)

EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Disbursement Request
EXHIBIT D	Form of Joinder Supplement
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT G	Form of Notice of Reduction (Reduction of Maximum Facility Amount)
EXHIBIT H	Form of Variable Funding Note
EXHIBIT I	Form of Notice and Request for Consent
EXHIBIT J	Form of Servicing Report
EXHIBIT K	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT L	Form of Release of Required Loan Documents
EXHIBIT M	Form of Assignment and Acceptance
EXHIBIT N	Form of Power of Attorney for Servicer
EXHIBIT O	Form of Power of Attorney for Borrower
EXHIBIT P	Form of Servicer’s Certificate (Loan Asset Register)
EXHIBIT Q	Form of Conversion Notice

Each of the undersigned, being a duly elected Responsible Officer of the Borrower and of the Servicer, respectively, and holding the office set forth below such officer’s name, hereby certifies as follows:
1.[The Borrower hereby requests    an    Advance in    the principal    amount of
$.* Such Advance shall be deposited in the Advance Funding Account.]
2.[The Borrower hereby requests    an    Advance in    the principal    amount of
$.** Such Advance shall be deposited in the Unfunded Exposure Account.]
3.[Pursuant to Section 2.02(f) of the Loan and Servicing Agreement, the Borrower hereby requests an Advance in the principal amount of $(such amount, the      “Exposure Amount Shortfall”). To the extent the Exposure Amount Shortfall is required to be funded pursuant to Section 2.02(f) of the Loan and Servicing Agreement, such Exposure Amount Shortfall shall be deposited in the Unfunded Exposure Account.]
4.The Borrower hereby requests that such Advance be made as a [Base Rate
Advance / ~~LIBOR~~Benchmark Advance/One Day Advance] on the following date:

5.Attached to this Notice of Borrowing is a true, correct and complete calculation of the Borrowing Base and all components thereof.
6.Attached to this Notice of Borrowing is a true, correct and complete list of all Loan Assets, if any, which will become part of the Collateral Portfolio on the date hereof, each Loan Asset reflected thereon being an Eligible Loan Asset, which list shall include the purchase price of each such Loan Asset, if purchased or acquired by the Transferor, and the fair market value of each such Loan Asset.
7.[In connection with such Advance, the Transferor shall deposit $
into the Unfunded Exposure Account in connection with any Revolving Loan Asset or Delayed Draw Loan Asset funded by such Advance.]
8.With respect to Advances other than those contemplated by Section 2.02(f) of the Loan and Servicing Agreement, all of the conditions applicable to the Advance requested herein as set forth in the Loan and Servicing Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Advance, including those set forth in Article III of the Loan and Servicing Agreement, and the following:

The amount of such Advance shall not cause (i) Advances Outstanding to exceed the Borrowing Base or (ii) with respect to One Day Advances. One Day Advances Outstanding to exceed the One Day Advance Limit; provided that, except with respect to an Advance pursuant to Section 2.02(f) of the Loan and Servicing Agreement, the amount of such Advance must be at least equal to $500,000.
* The amount of such Advance shall not exceed the amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the Unfunded Exposure Amount.
Ex. E-2

EXHIBIT F
FORM OF NOTICE OF REDUCTION
(Reduction of Advances Outstanding)
[Date]
(Ares Capital JB Funding LLC)
Sumitomo Mitsui Banking Corporation,
as the Administrative Agent and as the Collateral Agent
277 Park Avenue
New York, NY 10172
Attention: Claire Kowalski
Facsimile: (212) 224-4397
Re: Loan and Servicing Agreement dated as of January 20, 2012
Ladies and Gentlemen:
This Notice of Reduction is delivered to you pursuant to Section 2.18(a) of that certain Loan and Servicing Agreement, dated as of January 20, 2012 (as amended, restated, supplemented, waived, replaced and/or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among Ares Capital Corporation, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), Ares Capital JB Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Sumitomo Mitsui Banking Corporation, as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the lender (together with its successors and assigns in such capacity, the “Lender”) and as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) and U.S. Bank National Association, as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”) and as the bank (together with its successors and assigns in such capacity, the “Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.
Each of the undersigned, being a duly elected Responsible Officer of the Borrower and of the Servicer, respectively, and holding the office set forth below such officer’s name, hereby certifies as follows:
1.Pursuant to Section 2.18(a) of the Loan and Servicing Agreement, the Servicer on behalf of the Borrower desires to reduce the Advances Outstanding with respect to the ~~[LIBOR~~Benchmark Advance / Base Rate Advance/One Day Advance] made by the Lender on [     ] [     ], 20[     ] (each, an “Advance Reduction”) by the amount of $.

Ex. F-1

EXHIBIT H
FORM OF VARIABLE FUNDING NOTE
$    [] [_], 201[_]
THIS VARIABLE FUNDING NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS VARIABLE FUNDING NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.
THIS VARIABLE FUNDING NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT TO (A) A QUALIFIED INSTITUTIONAL BUYER UNDER RULE 144A OF THE SECURITIES ACT OR AN INSTITUTIONAL “ACCREDITED INVESTOR” AS DEFINED IN RULE 501 (A)(1)-(3) OR (7) UNDER THE SECURITIES ACT, IN EACH CASE, WHO IS ALSO (B) A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) OF THE 1940 ACT, AND IN COMPLIANCE WITH THE TERMS OF THE LOAN AND SERVICING AGREEMENT REFERRED TO HEREIN.
FOR VALUE RECEIVED, ARES CAPITAL JB FUNDING LLC, a Delaware limited liability company (the “Borrower”), promises to pay to [NAME OF LENDER] (the “Lender”), or its successors or assigns, the principal sum of [] DOLLARS ($[]), or, if less, the unpaid principal amount of the aggregate Advances (the “Advances Outstanding”) made by the Lender to the Borrower pursuant to the Loan and Servicing Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in the Loan and Servicing Agreement, and to pay interest on the unpaid principal amount of the Advances Outstanding on each day that such unpaid principal amount is outstanding, at the Base Rate Yield Rate, the One Day Advance Yield Rate or the ~~LIBOR~~Benchmark Yield Rate, as applicable, related to such Advances Outstanding as provided in the Loan and Servicing Agreement, on each Payment Date and each other date specified in the Loan and Servicing Agreement.
This Variable Funding Note (the “Note”) is issued pursuant to the Loan and Servicing Agreement, dated as of January 20, 2012 (as amended, restated, supplemented, waived, replaced and/or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among Ares Capital Corporation, as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), Ares Capital JB Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Sumitomo Mitsui Banking Corporation, a Japanese banking corporation, as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the lender (together with its successors and assigns in such capacity, the “Lender”) and as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) and U.S. Bank National Association, as the collateral custodian (together with its successors and assigns in such
Ex. H-1

capacity, the “Collateral Custodian”) and as the bank (together with its successors and assigns in such capacity, the “Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Servicing Agreement.
Notwithstanding any other provisions contained in this Note, if at any time the rate of interest payable by the Borrower under this Note, when combined with any and all other charges provided for in this Note, in the Loan and Servicing Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Note is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest under this Note at the Maximum Lawful Rate until such time as the total interest paid by the Borrower is equal to the total interest that would have been paid had applicable law not limited the interest rate payable under this Note. In no event shall the total interest received by the Lender under this Note exceed the amount which the Lender could lawfully have received had the interest due under this Note been calculated since the date of this Note at the Maximum Lawful Rate.
Payments of the principal of, and interest on, Advances Outstanding represented by this Note shall be made by or on behalf of the Borrower to the holder hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Loan and Servicing Agreement, or in such manner or at such other address as the holder of this Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this Note or the making of any notation on this Note.
If any payment under this Note falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended at the Base Rate Yield Rate, the One Day Advance Yield Rate or the ~~LIBOR~~Benchmark Yield Rate, as applicable (unless otherwise specified in the Loan and Servicing Agreement).
If all or a portion of (i) any interest payable hereunder or (ii) any other amounts payable hereunder shall not be paid when due, other than the principal amount hereof (whether at maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to the Base Rate plus 2.00% (unless otherwise specified in the Loan and Servicing Agreement), in each case from the date of such non-payment to (but excluding) the date such amount is paid in full.
For the avoidance of doubt, if any Event of Default shall have occurred, with respect to the principal amount hereof, the ~~LIBOR~~Benchmark Yield Rate, One Day Advance Yield Rate or Base Rate Yield Rate, as applicable, shall be increased pursuant to the increase set forth in the definition of “Applicable Spread” set forth in the Loan and Servicing Agreement, effective as of the date of the occurrence of such Event of Default, and shall apply after the occurrence of such Event of Default.
Ex. H-2

Each of the undersigned, being a duly elected Responsible Officer of the Borrower and of the Servicer, respectively, and holding the office set forth below such officer’s name, hereby certifies as follows:
1.[The Borrower hereby requests that the Administrative Agent convert the [Base Rate Advance/One Day Advance], advanced by the Lender on [] [     ], 20[     ] in the principal amount of $, into a ~~LIBOR~~Benchmark Advance.]
2.[The Borrower hereby requests that the Administrative Agent convert the
~~[LIBOR~~Benchmark Advance/One Day Advance], advanced by the Lender on [] [     ], 20[     ] in the principal amount of $, into a Base Rate Advance.]
3.The Borrower hereby requests that the [Base Rate Conversion Date] ~~[LIBOR~~Benchmark Conversion Date] be the following date:.
4.Attached to this Conversion Notice is a true, correct and complete calculation of the Borrowing Base and all components thereof.
5.With respect to such conversion of the foregoing [Base Rate Advance] ~~[LIBOR~~Benchmark Advance] [One Day Advance] into a [~~LIBOR~~Benchmark Advance] [Base

Rate Advance], all of the conditions applicable to the conversion into a [~~LIBOR~~Benchmark Advance] [Base Rate Advance] requested herein as set forth in the Loan and Servicing Agreement have been satisfied as of the date hereof and will remain satisfied to the [Base Rate Conversion Date] [~~LIBOR~~Benchmark Conversion Date], including those set forth in Article III of the Loan and Servicing Agreement, and the following:
(i)The representations and warranties of each of the Servicer and the Borrower, respectively, set forth in the Loan and Servicing Agreement are true, correct and complete in all material respects on and as of such date, before and after giving effect to such conversion, as though made on and as of the [Base Rate Conversion Date] [~~LIBOR~~Benchmark Conversion Date] (other than any representation or warranty that is made as of a specific date);
(ii)No Event of Default has occurred, or would result from such conversion and no Unmatured Event of Default or Borrowing Base Deficiency exists or would result from such conversion;
(iii)No event has occurred and is continuing, or would result from such conversion, which constitutes a Servicer Termination Event or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Termination Event; and
(iv)Each of the Servicer and the Borrower, respectively, is in compliance in all material respects with each of its covenants set forth in the Transaction Documents.
Ex. Q-2